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                         YPTEL AGREEMENT


     This YPTEL AGREEMENT (THE "AGREEMENT") is made and entered into as of June 3, 1999 by and among Advanced Communications Group, Inc., a Delaware corporation ("PARENT"), YPtel Corporation, a corporation incorporated under the laws of Canada (THE "COMPANY"), the shareholders of the Company listed on the attached Exhibit "A", The J.L.R. Family
                                      -----------
Trust, The Paisley Family Trust, Edward Truant, and Douglas G. McIntyre (COLLECTIVELY, THE "ICL PRINCIPALS"), Cold Trust, Global Investment Trust, Freezer Trust, Storage Trust, Directory Trust and Publisher Trust ("BARBADIAN TRUSTS") (the shareholders listed on Exhibit "A", the ICL
                                                 -----------
Principals and the Barbadian Trusts are collectively referred to herein as the "SHAREHOLDERS") and Imperial Capital Limited, a corporation incorporated under the laws of the Province of Ontario ("ICL"). The ICL Principals are executing this Agreement solely for the purpose of making the representations and warranties of the ICL Principals set forth in
Article II and for agreeing to the indemnification obligations of the
----------
ICL Principals set forth in Article IX, and for agreeing to the
                            ----------
obligations of the ICL Principals set forth in Section 4.1 and the
                                               -----------
other provisions of this Agreement. ICL is the attorney-in-fact pursuant to certain powers of attorney (THE "POWERS OF ATTORNEY"), pursuant to which all Shareholders other than the ICL Principals, and the Barbadian Trusts have granted to ICL the right to vote and to dispose of all of the Company Common Stock. ICL is executing this Agreement as attorney-in-fact for the Shareholders other than the ICL Principals and the Barbadian Trusts to bind such Shareholders to their obligations set forth in this Agreement.

                              RECITALS

     A. The Company is the beneficial owner, directly and indirectly, and holder of record of all of the issued and outstanding shares of the capital stock of YPtel, Inc. ("YPTI") and Pacific Coast Publishing, Ltd. ("PCP") (COLLECTIVELY, THE "SUBSIDIARIES") and desires to have itself and, indirectly, all of its assets, including the capital stock of each of the Subsidiaries, acquired directly or indirectly by Parent on the terms and subject to the conditions set forth in this Agreement.

     B. Parent desires to cause Newco II, an indirect subsidiary of Parent, to be formed prior to the Closing, to acquire all of the issued and outstanding capital stock of the Company and Parent desires to acquire all of the outstanding common stock of YPTI, all on the terms and subject to the conditions set forth in this Agreement.

     C. The Boards of Directors of each of the Company and Parent believe it is in the best interests of each company and their respective stockholders and the Board of Directors of Parent has directed or will direct that the Agreement be submitted to the shareholders of Parent with the recommendation that the Agreement, including but not limited to the issuance of shares of Parent Common Stock pursuant to the Exchange and Voting Trust Agreement be approved by the Parent's stockholders.

     D.   The Shareholders own all of the issued and outstanding
Company capital stock and will at the time of Closing own all of the outstanding Company Common Stock other than the shares of Company Common Stock issued to the Subordinated Lenders upon exercise of the warrants issued pursuant to the Subordinated Loan Agreement.

     E. The parties intend that the Closing will occur concurrently with or after (i) the closing of the acquisition by Parent or a direct or indirect subsidiary of Parent of all of the outstanding capital stock of Web YP, Inc. ("WEB") and Big Stuff, Inc. ("BIG STUFF") on terms reasonably acceptable to the Company (WEB AND BIG STUFF ARE SOMETIMES COLLECTIVELY REFERRED TO AS "WORLDPAGES") whether by merger, exchange or otherwise (THE "WORLDPAGES ACQUISITION"); (ii) the pay-off of the promissory notes


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(COLLECTIVELY, THE "GREAT WESTERN NOTES") in the aggregate original principal amount of Fifteen Million Dollars (U.S. $15,000,000) (plus accrued but unpaid interest at the time of pay-off) from the Company to Richard O'Neal and certain other former shareholders of Great Western Directories, Inc. (COLLECTIVELY, THE "GREAT WESTERN SHAREHOLDERS") by the issuance of Parent Common Stock to the Great Western Shareholders;
(iii) the execution and delivery by Parent and the Shareholders of the Exchange and Voting Trust Agreement and the Support Agreement; (iv) the Company Recapitalization; (v) the YPTI Recapitalization and purchase by Parent from YPTI of all of the outstanding common stock of YPTI; and
(vi) the satisfaction of the other conditions to Closing set forth in this Agreement.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                    ARTICLE I - THE TRANSACTIONS

        1.1  Transactions Prior to Closing.  Immediately prior to
             -----------------------------
Closing and subject to and upon the terms and conditions of the
Agreement:

             (a)  Recapitalization of the Parent.  (i) The Parent
                  ------------------------------
shall be recapitalized (THE "PARENT RECAPITALIZATION") so that immediately after the Parent Recapitalization, the authorized capital stock of the Parent shall consist of (A) the Parent Common Stock, (B) the existing class of preferred shares of Parent (the "PARENT SERIES A STOCK"), and (C) voting preferred shares having the rights, preferences and designations set forth at a later date (THE "PARENT PREFERRED STOCK"); and (ii) thereafter, Parent shall declare and pay a dividend of the Contingent Rights I to the holders of record of shares of Parent Common Stock on the Record Date ("CONTINGENT RIGHTS I DIVIDEND").

             (b)  Formation of Newco I and Newco II.  Parent shall (i)
                  ---------------------------------
form an unlimited liability company under the laws of Nova Scotia which will be owned by Parent ("NEWCO I"); the authorized capital stock of which shall consist of common stock ("NEWCO I COMMON STOCK") and preferred shares ("NEWCO I PREFERRED STOCK") and (ii) form a limited liability company under the laws of Nova Scotia ("NEWCO II"), the authorized capital stock of which shall consist of (a) common stock ("NEWCO II COMMON STOCK"); (b) non-voting special shares having the rights, preferences and designations set forth at a later date, the holders of which shall have the right to exchange such shares on a one-for-one basis into shares of Parent Common Stock (THE "CLASS A SPECIAL SHARES") pursuant to the Exchange and Voting Trust Agreement and (c) non-voting special shares having the rights, preferences and designations set forth at a later date, the holders of which shall have the right to receive Parent Common Stock pursuant to Section 5.10(c)
                                                     ---------------
(THE "CLASS B SPECIAL SHARES") and the Exchange and Voting Trust Agreement and (d) non-voting preferred shares (representing at least two percent (2%) of the fair market value of Newco II) having the rights, preferences and designations set forth at a later date (THE "CLASS C PREFERRED SHARES"). Newco I Common Stock shall be issued to Parent, and Newco II Common Stock shall be issued to Newco I, each in consideration for the transfer of Parent Common Stock and Contingent Rights I contemplated by Section 1.2(a) hereof, such that at all times all of
                --------------
the issued and outstanding Newco I Common Stock shall be held by Parent and all of the issued and outstanding Newco II Common Stock shall be held by Newco I.

             (c)  Recapitalization of the Company.  The Shareholders
                  -------------------------------
and the Company shall cause (i) the Company to be recapitalized (THE "COMPANY RECAPITALIZATION") so that immediately after the Company Recapitalization, the authorized capital stock of the Company shall consist only of common stock (THE "COMPANY COMMON STOCK") and (ii) thereafter, the exchange into Company Common stock of all outstanding shares of Class A Preferred stock, Class B Stock, Class C stock and Class D stock of the Company.

             (d)  Sale of Class C Preferred Shares.  The Class C
                  ---------------------------------
Preferred Shares shall be sold to Bank of America or another unrelated third party for fair market value consideration in cash.

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             (e)  The YPTI Recapitalization.  (a) The Company shall
                  -------------------------
cause YPTI to be recapitalized (THE "YPTI RECAPITALIZATION") by amending YPTI's articles of incorporation to create a class of non-voting cumulative preferred stock (THE "YPTI PREFERRED STOCK") (with an aggregate redemption amount equal to the fair market value of YPTI less the adjusted cost base of Company in YPTI and such the rights, preferences and designations which will be set forth at a later date in a certificate of designation (THE "YPTI CERTIFICATE OF PREFERRED STOCK DESIGNATION") to be filed with the Secretary of State of the State of Washington) and (b) thereafter, YPTI shall declare and pay to the Company a dividend of the YPTI Preferred Stock.

        1.2  Transactions at Closing.  At the Closing, and subject to
             -----------------------
and upon the terms and conditions of this Agreement:

             (a)  Transfer of Parent Stock.  In consideration for the
                  ------------------------
issuance of Newco I Common Stock to Parent and Newco II Common Stock to Newco I (each as contemplated by Section 1.1(b) hereof). Parent shall
                                 --------------
transfer and deliver to Newco I and Newco I shall transfer and deliver to Newco II, respectively, that number of shares of Parent Common Stock necessary to accomplish the exchange with certain Shareholders described in Section 1.2(b).
   --------------

             (b)  Exchange of Company Common Stock.  (i) The
                  --------------------------------
Shareholders shall transfer and deliver to Newco II the Company Common Stock free and clear of any and all liens, claims and encumbrances, together with stock powers duly executed in blank by the Shareholders that are executing this Agreement and by ICL on behalf of the Shareholders (other than those that are executing this Agreement) with signatures of ICL and the Shareholders who are executing this Agreement guaranteed; (ii) Newco II shall transfer and deliver, at the election of each Shareholder, either (A) one (1) share of Class A Special Shares and one (1) share of Class B Special Shares or (B) one (1) share of Parent Common Stock and one (1) Contingent Right II for each share of Company Common stock exchanged under (i) above. The procedure for the exchange of shares of Company Common Stock by each Shareholder and the number of Class A Special Shares, Class B Special Shares, Parent Common Stock and Contingent Rights II to be received by each Shareholder at the Closing will be determined at a later date.

             (c)   Sale of Parent Preferred Stock.  In exchange for
                   ------------------------------
nominal cash consideration, Parent shall issue to the trustee (THE "TRUSTEE") under the Voting and Exchange Trust Agreement (THE "TRUST AGREEMENT"), one or more shares of Parent Preferred Stock that have the rights, preferences and designations to be described at a later date.

             (d)   Sale of YPTI Common Stock.  Parent shall purchase
                   --------------------------
from the Company, free and clear of any and all liens, claims and encumbrances, all shares of YPTI Common Stock owned by the Company, which shall constitute all of the outstanding shares of YPTI Common Stock, for an aggregate purchase price equal to the adjusted cost base of the shares of YPTI, which the parties hereto agree shall be equal to the fair market value thereof (approximately $21,000,000 Canadian) (THE "YPTI CONSIDERATION"), payable in cash or in exchange for a promissory note, with terms as the parties may agree.

        1.3  Closing.  Unless this Agreement is earlier
             -------
terminated pursuant to Article VIII, the closing of the transactions
                       ------------
contemplated by this Agreement (THE "CLOSING") will take place as soon as the conditions set forth in Article VII are satisfied or waived, at
                               -----------
the offices of Blackwell Sanders Peper Martin LLP, 720 Olive Street, Suite 2400, St. Louis, Missouri 63101 anticipated to be August 3, 1999 and if such conditions are not satisfied by such date, the Closing shall be postponed for seven (7) days and will continue to be postponed for continuous seven (7) day periods until October 31, 1999, unless another place or time is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE." At the Closing: (a) the Company shall deliver to Parent the various certificates, instruments and documents required to be delivered by the Company pursuant to this Agreement; (b) Parent shall deliver to the Company the various certificates, instruments and documents required to be delivered by Parent pursuant to this Agreement;
(c) the Company shall

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provide to Parent evidence reasonably satisfactory to Parent that the
Company Recapitalization has been completed; (d) the Company shall provide to Parent evidence reasonably satisfactory to Parent that the YPTI Recapitalization has been completed and as a part thereof, YPTI has distributed the YPTI Preferred Stock as a dividend to Company in accordance with Section 1.1 (e); (e) the Shareholders shall transfer
                ----------------
their shares of Company Common Stock to Newco II in accordance with
Section 1.2(b)(i); (f) Newco II shall issue and deliver to the
------------------
Shareholders the Class A Special Shares and Class B Special Shares or Parent Common Stock and Contingent Rights II in accordance with Section
                                                                -------
1.2(b)(ii); (g) Parent shall sell to the Trustee the Parent Preferred
----------
Stock in accordance with Section 1.2(c); (h) the Trustee shall pay to
                         --------------
Parent the consideration for the Parent Preferred Stock; (i) the Company shall to sell to the Parent the YPTI Common Stock in accordance with
Section 1.2(d); (j) Parent shall pay to the Company the YPTI
--------------
Consideration; and (k) an election statement, in a form agreed to, shall be signed by the appropriate parties in accordance with the provisions set forth in section 338 of the Code.

        1.4  Parent Name Change and Directors.
             --------------------------------

             (a)  Parent Name Change.  Parent shall recommend, and
                  ------------------
submit to its shareholders entitled to vote thereon, a resolution for their approval to amend the Certificate of Incorporation of Parent. Such resolution shall require Parent to change its name to "WorldPages.com, Inc." or a variation thereof and take all reasonable measures to have such name change become effective on the Closing Date.

             (b)  Directors.  Immediately following the Closing Date,
                  ---------
the Board of Directors of the Parent shall be restructured to be composed of eight (8) members as follows: (i) one director chosen by Parent and one director chosen by ICL to serve three year terms, (ii) one director chosen by Parent and one director chosen by ICL and one director to be agreed to by Parent, ICL and World Pages to serve two year terms, and (iii) one director chosen by Parent and one director chosen by ICL and one director to be agreed to by Parent, ICL and WorldPages to serve one year terms. The directors to be nominated by the Parent are currently anticipated to be Richard O'Neal, Robert Benton and Marvin Moses. The directors to be nominated by ICL are currently anticipated to be Wilmot Matthews, George Anderson and Robert Flynn.
The parties hereto expressly acknowledge and agree that this Section
                                                             -------
1.4(b) is not intended to, and does not, except with regard to the
------
initial Board of Directors of Parent referenced in this Section
                                                        -------
1.4(b), impose any requirement that the Board of Directors of Parent be
------
comprised of the individuals listed in this Section 1.4(b) or that any
                                            --------------
Person has a right to designate a certain individual or a certain number of individuals as nominees to the Board of Directors of Parent.

        1.5  Tax Deferred Exchange.  From the date hereof through and
             ---------------------
including the Closing Date, neither the Company, nor the Subsidiaries, nor any of the Shareholders nor any of their respective affiliates, nor Parent, or any of Parent's subsidiaries or any of their respective affiliates, shall (i) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the transactions contemplated by Section 1.2(b) of this Agreement (with respect to the
                --------------
issuance of Class A Special Shares and Class B Special Shares to residents of Canada holding such shares as capital property) as a tax deferred transfer pursuant to Subsection 85[1] of Income Tax Act [Canada] RSC 1985 [5th Supp.] c.1, as amended ("INCOME TAX ACT [CANADA]"); provided a joint election is filed on a timely basis in prescribed form; or (ii) enter into any contract, agreement, commitment or arrangement with any such effect. ICL, on behalf of each Shareholder, and Newco II agree to jointly elect that the proceeds of the disposition of the Company Common Stock pursuant to this Agreement shall be the Canadian dollar adjusted cost base of the transferred shares of Company Common Stock, unless otherwise agreed to by the transferring Shareholders. Class A Special Shares and Class B Special Shares will be issued only to transferring Shareholders who are either
(a) resident in Canada for purposes of the Income Tax Act [Canada], or
(b) not resident in Canada for such purposes and not protected by any applicable tax treaty from taxation under such Act in respect of any gain realized on such exchange.

        1.6  Taking of Necessary Action; Further Action.  If, at any
             ------------------------------------------
time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement; including but not limited to vesting Newco II with full right and title to and possession of the Company Common Stock; vesting the Shareholders with full right and title to and possession of the Class A Special Shares, Class B

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Special Shares or Parent Common Stock and Contingent Rights II, vesting the Trustee with full right and title to and possession of the Parent Preferred Stock; vesting Parent with full right and title to and possession of the YPTI Common Stock; and vesting the Company with full right and title to the YPTI Preferred Stock, subject to the requirements of Section 6.11, the parties hereto will take, all such lawful and
   ------------
necessary and/or desirable action so long as such action is not inconsistent with this Agreement.

        1.7  Due Diligence Review.
             --------------------

             (a) At the time of execution of this Agreement, neither Parent nor the Company has completed its due diligence investigation of the other. Upon execution hereof, each of Parent and the Company shall be entitled forthwith to complete its due diligence review of the books, records and operations of the other (including the Parent Securities Filings), provided, however, that any review conducted by Parent or
          -------- --------
the Company pursuant to the provisions of this Section 1.7 shall be
                                               -----------
completed within seven (7) business days after the date of this Agreement (THE "DUE DILIGENCE PERIOD"). If as a result of such review, either Parent or the Company finds in good faith that it is not in its economic best interest to proceed with the Closing as contemplated herein, it may, at or prior to the expiration of the Due Diligence Period, terminate this Agreement by giving the other party written notice of such termination in the manner provided in Section 11.1.
                                                     ------------
Nothing in this Section 1.7 shall be construed to limit the right of
                -----------
any party to continue its due diligence review through the Closing Date.

             (b) If either party decides to terminate the Agreement pursuant to the provisions of Section 1.7(a) hereof, neither party
                              --------------
shall have any further obligation to the other under this Agreement; provided, however, that the terminating party shall be liable to the
--------  -------
other party for the fee set forth in Section 8.2(b) or 8.2(c), as
                                     ------------------------
applicable, if either such terminating party subsequently enters into a Parent Triggering Transaction or a Company Triggering Transaction, as the case may be, that would otherwise require the payment of the fee required by Section 8.2.
            -----------

        1.8  Aggregate Issuable Parent Common Stock.  Exclusive of any
             ---------------------------------------
Parent Common Stock which the Shareholders may receive pursuant to
Section 5.10(c) hereof, the Shareholders, collectively, shall not have
---------------
the right to receive more than, nor shall the Parent be obligated to issue more than, 7,545,454 shares of Parent Common Stock, in the aggregate, whether directly or pursuant to conversion of Contingent Rights II or Class B Special Shares.

     ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                       AND THE ICL PRINCIPALS

        The Company and the ICL Principals [unless otherwise noted] severally and not jointly and severally as between the Company and the ICL Principals and severally and not jointly and severely as between the ICL Principals, represent and warrant to Parent as follows:

        2.1  Organization and Good Standing.  Company and each of the
             ------------------------------
Subsidiaries is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Company and each of the Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect.
Schedule 2.1 sets forth a complete and accurate list of the jurisdictions
------------
of incorporation or organization and qualification or license of Company and the Subsidiaries. Company has heretofore delivered to Parent accurate and complete copies of the Certificates or Articles of Incorporation and Bylaws, or equivalent governing instruments, as currently in effect, of Company and each of the Subsidiaries.

        2.2  Capitalization.  As of the date hereof, the authorized
             --------------
capital stock of Company (THE "COMPANY STOCK") consists of an unlimited number of Common Shares, an unlimited number of Class B

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Shares, 1,841,000 Class C Shares, and an unlimited number of Class D
Shares. As of the date hereof, 13,500,000 shares of Common Stock, 100 Class B Shares, 100 Class D Shares, and no Class C Shares of Company Stock are issued and outstanding. No other capital stock of Company is issued or outstanding. All issued and outstanding shares of the Company Stock are duly authorized, validly issued, fully paid and non-assessable and are issued free of preemptive rights and in compliance with applicable corporate and securities Laws. Except as set forth on Schedule 2.2
                                                       ------------
attached hereto, as of the date of this Agreement there are no outstanding rights, reservations of shares, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the capital stock or any other security of Company, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. There are no restrictions upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) or retained earnings of Company and the Subsidiaries or the ownership thereof other than those, if any, described on Schedule 2.2 attached hereto or
                                       ------------
those imposed generally by the Securities Act, the Securities Exchange Act, applicable state or foreign securities Laws or applicable corporate Law.

        2.3  Subsidiaries.  Schedule 2.3(a) attached hereto sets forth
             ------------   ---------------
the name and percentages of any outstanding capital stock or other interest held, directly or indirectly, by Company. Except as set forth on Schedule
                                                                  --------
2.3(b) attached hereto, all of the capital stock and other interests so
------
held by Company are owned by it or a Subsidiary as indicated on said
Schedule 2.3(a), free and clear of any claim, lien, encumbrance, security
---------------
interest or agreement with respect thereto. All of the outstanding shares of capital stock in each of the Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable corporate and securities Laws. Except as set forth on Schedule 2.3(c) attached hereto, there are no
                       ---------------
irrevocable proxies, voting agreements or similar obligations with respect to such capital stock of the Subsidiaries and no equity securities or other interests of any of the Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls, reservation of shares or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares.

        2.4  Authorization; Binding Agreement.  Company, the ICL
             --------------------------------
Principals, the Barbadian Trusts and ICL, as attorney-in-fact for the Shareholders not signing this Agreement, have all requisite power and authority to execute and deliver this Agreement and the Company Transaction Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other agreements and documents referred to herein and to be executed in connection herewith to which Company, the ICL Principals, the Barbadian Trusts, ICL or any Shareholder is or will be a party or a signatory (THE "COMPANY TRANSACTION AGREEMENTS") and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by Company's Board of Directors, ICL's Board of Directors, and the trustees of The J.L.R. Family Trust, The Paisley Family Trust and the Barbadian
Trusts and no other corporate or other proceedings on the part of Company, any Subsidiary, the ICL Principals, ICL or any Shareholder are necessary to authorize the execution and delivery of this Agreement and the Company Transaction Agreements or to consummate the transactions contemplated hereby or thereby, except for the concurrence of the Subordinated Lenders. This Agreement has been duly and validly executed and delivered by Company, the ICL Principals, the Barbadian Trusts and ICL, as attorney-in-fact for the Shareholders not signing this Agreement, and constitutes, and upon execution and delivery thereof as contemplated by this Agreement, the Company Transaction Agreements will constitute, the legal, valid and binding agreements of Company, the ICL Principals and the Shareholders, enforceable against Company, the ICL Principals and the Shareholders in accordance with its and their respective terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies (COLLECTIVELY, THE "ENFORCEABILITY EXCEPTIONS"). The Powers of Attorney are in full force and effect and ICL has full authority under the Powers of Attorney to execute this Agreement and the Company Transaction Agreements as attorney-in-fact for the Shareholders not signing this Agreement, to bind such Shareholders to the obligations of the Shareholders set forth in this

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Agreement and the Company Transaction Agreements, and to transfer the
Company Common Shares to Newco II as contemplated by this Agreement.

        2.5  Governmental Approvals.  No consent, approval, waiver or
             ----------------------
authorization of, notice to or declaration or filing with ("CONSENT") any nation or government, any state, province, or other political subdivision thereof, any Person, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including, without limitation, any governmental or regulatory authority, agency, department, board, commission or instrumentality, any court, tribunal or arbitrator and any self-regulatory organization ("GOVERNMENTAL AUTHORITY") on the part of the Shareholders, ICL, the ICL Principals, the Company or any of the Subsidiaries is required in connection with the execution or delivery by the ICL Principals, ICL, as attorney-in-fact for the Shareholders, or the Company of this Agreement and the Company Transaction Agreements or the consummation by Company or the Shareholders of the transactions contemplated hereby or thereby other than
(i) filings with the SEC and state and provincial securities laws administrators and other filings required under the Canada Business Corporations Act, (ii) those Consents from or with Governmental Authorities set forth on Schedule 2.5 attached hereto, (iii) filings under the HSR
             ------------
Act, (iv) filings with the Committee on Foreign Investment in the United States for a determination as to whether the transaction contemplated by this Agreement is permitted under the Exon-Florio Amendment (Section 721) to the Defense Production Act of 1950 (THE "EXON-FLORIO FILING"), (v) filings under Investment Canada Act and the Competition Act, (vi) any filings required by the U.S. Department of Commerce's reporting requirements for foreign investment in the United States, and (vii) those Consents that, if they were not obtained or made, do not or would not have a Company Material Adverse Effect.

        2.6  No Violations.  The execution and delivery of this Agreement
             -------------
and the Company Transaction Agreements, the consummation of the transactions contemplated hereby and thereby and compliance by Company, ICL, the ICL Principals and Shareholders with any of the provisions hereof or thereof will not (i) conflict with or result in any breach of any provision of the Certificate and/or Articles of Incorporation or Bylaws or other governing instruments of Company or any of the Subsidiaries or of any provision of the trust agreements of the Shareholders that are trusts, (ii) except as set forth on Schedule 2.6 attached hereto, require any Consent
                       ------------
under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any Company Material Contract or other obligation to which Shareholders, ICL, Company or any Subsidiary is a party or by which any of them or any of their properties or assets may be bound, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of Company or any Subsidiary, or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 2.5 above contravene any
                                        -----------
applicable provision of any constitution, treaty, statute, law, code, rule, regulation, ordinance, policy or order of any Governmental Authority, including without limitation those Governmental Authorities in the United States and Canada, or other matters having the force of law including, but not limited to, any orders, decisions, injunctions, judgments, awards and decrees of or agreements with any court or other Governmental Authority ("LAW") currently in effect to which any Shareholder, ICL, Company or any Subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses (ii), (iii) and (iv), above, for any deviations from the foregoing which do not or would not have a Company Material Adverse Effect.

        2.7  Litigation.  Except as set forth in Schedule 2.7 attached
             ----------                          ------------
hereto, (i) the Company represents and warrants to Parent that there is no action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, by or before any court, tribunal, arbitrator, mediator or other Governmental Authority ("LITIGATION") pending or, to the knowledge of Company, threatened against Company, any Subsidiary, or any officer, director, employee or agent thereof, in his or her capacity as such, or as a fiduciary with respect to any Benefit Plan of Company, or otherwise relating, in a manner that could have a Company Material Adverse Effect, to Company, any Subsidiary, or the securities of any of them, or any properties or rights of Company or any of the Subsidiaries or that could prevent or delay the consummation of the transactions contemplated by this Agreement; and (ii) the ICL Principals represent and warrant to Parent that to the knowledge of the ICL Principals there is no Litigation pending or threatened against Company, any

Subsidiary, or any officer, director, employee or agent thereof, in his or her capacity as such, or as a fiduciary with respect to any Benefit Plan of Company, or otherwise relating, in a manner that could have a Company Material Adverse Effect, to Company, any Subsidiary, or the securities of any of them, or any properties or rights of Company or any of the Subsidiaries or that could prevent or delay the consummation of the transactions contemplated by this Agreement.

        2.8  Absence of Certain Changes or Events.  Except as set forth
             ------------------------------------
in Schedule 2.8 attached hereto, since November 1, 1998, through the date
   ------------
of this Agreement, to the knowledge of the ICL Principals, there has not been any event, occurrence, fact, condition, change, development or effect ("EVENT") that could reasonably be expected to have a Company Material Adverse Effect.

        2.9  Finders and Investment Bankers.  Neither Company nor any
             ------------------------------
Subsidiary nor any of its respective officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby other than a fee of U.S. $265,000 payable to ICL by Parent or any direct or indirect subsidiary of Parent immediately following Closing. There are no other fees due from the Company or any Subsidiary to ICL and upon Closing neither the Company nor any Subsidiary will have any further obligations to ICL pursuant to any management agreement or other similar agreement.

        2.10 Contracts.  Except as set forth in the PCP Acquisition
             ---------
Agreement or Schedule 2.10 attached hereto, the Company represents and
             -------------
warrants to Parent, and the ICL Principals represent and warrant to the Parent that to their knowledge, neither Company nor any Subsidiary is a party or is subject to any Company Material Contract. Company has made available to Parent true and accurate copies of the Company Material Contracts.

        2.11 Liabilities.  From November 1, 1998, through the date of
             -----------
this Agreement, except as expressly disclosed in Schedule 2.11 or
                                                 -------------
elsewhere is this Agreement or the Schedules attached hereto, to the knowledge of ICL Principals, Company does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by Canadian generally accepted accounting principles to be set forth in a financial statement other than those incurred in the ordinary course of business or in an amount not in excess of U.S. $50,000 individually or U.S. $100,000 in the aggregate. Except as set forth on Schedule 2.11 attached hereto or elsewhere in this
                       -------------
Agreement or the Schedules, as of the date of this Agreement, Company does not have any (i) obligations in respect of borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) to the knowledge of ICL Principals, obligations which would be required by generally accepted accounting principles to be classified as "capital leases," (iv) to the knowledge of ICL Principals, obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable not more than twelve (12) months from the date of incurrence, and (v) to the knowledge of the ICL Principals any guaranties of any obligations of any other Person.

        2.12 Real Estate.
             -----------

             (a) Neither the Company nor any of the Subsidiaries owns any real property.

             (b)  Schedule 2.12(b) attached hereto sets forth a true,
                  ----------------
correct and complete schedule as of the date of this Agreement of all leases, subleases, easements, rights-of-way, licenses or other agreements entered into after the PCP Closing Date under which Company or any of the Subsidiaries uses or occupies, or has the right to use or occupy, now or in the future, any real property or improvements thereon (THE "COMPANY REAL PROPERTY LEASES"). Except for the matters listed on said Schedule
                                                          --------
2.12(b), Company or a Subsidiary, as indicated thereon, to the knowledge
-------
of the ICL Principals, holds the leasehold estate under or other interest in each Company Real Property Lease and each lease for real property that existed on the PCP Closing Date free and clear of all liens, encumbrances and other rights of occupancy other than statutory landlords, or mechanics' liens which have not been executed upon. All of the real property and improvements occupied by the Company or any Subsidiary under the Company Real Property Leases and each lease for real property that existed on the PCP Closing Date are used by the Company as office and graphic design space only.

        2.13 Corporate Records.  The corporate record books of or
             -----------------
relating to Company made available to Parent by Company contain accurate and complete records of (i) all corporate actions of the stockholders and directors (and committees thereof) of Company, (ii) the Certificate and/or Articles of Incorporation, Bylaws and/or other governing instruments, as amended, of Company, and (iii) the issuance and transfer of stock of Company. Except as set forth on Schedule 2.13 attached hereto, Company
                                 -------------
does not have any of its material records or information recorded, stored, maintained or held off the premises of Company or at other than its solicitors' offices.

        2.14 Labor Matters.  The Company has only two employees.
             -------------

        2.15 Tax.  Neither the Company nor the ICL Principals know of
             ---
any fact or have knowingly taken any action that could be reasonably expected to prevent the transfer of shares contemplated by Section
                                                           --------
1.2(b) of this Agreement (with respect to the issuance of Class A
------
Special Shares and Class B Special Shares to residents of Canada holding such shares as capital property) from qualifying as a tax deferred transfer pursuant to Subsection 85(1) of Income Tax Act [Canada]; provided a joint election is filed on a timely basis in prescribed form.

        2.16 PCP Acquisition Agreement.  Neither Company nor any of the
             ---------------------------
ICL Principals had any knowledge on the date of the closing (THE "PCP CLOSING DATE") under the Asset Purchase Agreement by and among the Company, Pacific Coast Publishing, Inc., a Washington corporation, Leonard Langley ("LANGLEY") and Gary Calkins ("CALKINS") and Pacific Coast Publishing, Ltd. (formerly PCP Acquisition Inc.), a Washington corporation (THE "PCP ACQUISITION AGREEMENT") or has had at any time after the PCP Closing Date or currently has any knowledge (i) that any of the representations and warranties made by Pacific Coast Publishing, Inc., Langley and Calkins (COLLECTIVELY, THE "PCP SELLERS") to the Company and PCP were untrue, inaccurate or incomplete; (ii) that the PCP Sellers, or any of them, would be unable to fully satisfy any of their indemnification or other obligations set forth in the PCP Acquisition Agreement; or (iii) of any Event that would result in a violation or breach of, or constitute (with or without due notice of lapse of time or both) a default by Company or any Subsidiary of any of their respective obligations under the PCP Acquisition Agreement or any of the other agreements entered into in connection with the acquisition of PCP ("THE PCP TRANSACTION DOCUMENTS") or any other Event that would allow the PCP Sellers, or any of them, to offset against or otherwise reduce their respective indemnification obligations under the PCP Acquisition Agreement. Company and the ICL Principals agree that they will give prompt written notice to Parent if between the date of this Agreement and the Closing Date they obtain knowledge of any fact that would make the representations and warranties set forth in this Section 2.16
                                                     ------------
untrue if they were made at that time. Neither the Company nor any of the Subsidiaries have assigned, transferred or otherwise conveyed any of their respective rights or entitlements under the PCP Acquisition Agreement or the PCP Transaction Documents.

        2.17 Knowledge. When a representation or warranty of the ICL
             ---------
Principals contained in Article II hereof is qualified (i) by the
                        ----------
"knowledge" of such ICL Principals, or (ii) by a statement that the ICL Principals "have no knowledge" of factual matters comprising the representation or warranty, or (iii) by a statement that the ICL Principals are "unaware" of factual matters comprising the representation or warranty, or (iv) by words of similar import, such "knowledge qualifiers" mean that each of the ICL Principals or their respective representatives have affirmatively and actively made due inquiry of Douglas G. McIntyre, John Woodall and Jay Cramer or any of their respective replacements and that none of the ICL Principals have learned of any information, fact or event that would make the representation or warranty of the ICL Principal untrue, inaccurate, incorrect or incomplete. Knowledge possessed by or otherwise obtained by any one ICL Principal after due inquiry as provided herein with respect to a representation or warranty qualified by "knowledge" shall be deemed to be known by, or learned of by all of the ICL Principals.

            ARTICLE III - REPRESENTATIONS AND WARRANTIES
                             OF PARENT

        Parent represents and warrants to the Company and the Shareholders as follows:

        3.1  Organization and Good Standing.  Parent is a corporation
             ------------------------------
duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Active Parent Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate, power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so duly organized, validly existing and in good standing or to have such power and authority would not have a Parent Material Adverse Effect. Parent and each of the Active Parent Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Parent Material Adverse Effect. Parent has heretofore made available to Company accurate and complete copies of the Certificates or Articles of Incorporation and Bylaws, or equivalent governing instruments, as currently in effect, of Parent and each of the Active Parent Subsidiaries.

        3.2  Capitalization.  As of the date hereof, the authorized
             --------------
capital stock of Parent consists of 180,000,000 shares of common stock of Parent, par value $0.0001 per share ("PARENT COMMON STOCK") and 20,000,000 shares of preferred stock, par value $0.0001 per share as to which 142,857 shares have been designated as Series A Redeemable Convertible Preferred Stock. As of the opening of business on the date of this Agreement, (a) 19,917,262 shares of Parent Common Stock were issued and outstanding, (b) 142,857 shares of the Parent Series A Stock were issued and outstanding and
(c) 234,141 shares of Parent Common Stock held as treasury shares. No other capital stock of Parent is issued or outstanding. All issued and outstanding shares of the Parent Common Stock and Parent Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable corporate and securities Laws. Except as set forth on Schedule 3.2
                                                       ------------
attached hereto, as of the date of this Agreement there are no outstanding rights, reservations of shares, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the capital stock or any other security of Parent, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. There are no restrictions upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) or retained earnings of Parent and the Active Parent Subsidiaries or the ownership thereof other than those pursuant to the Parent Guaranty or the Great Western Credit Agreement, or those imposed generally by the Securities Act, the Securities Exchange Act, applicable state or foreign securities Laws or applicable corporate Law.

        3.3. Subsidiaries.  Except as set forth on Schedule 3.3, all of
             ------------                          ------------
the capital stock and other interests of the Active Parent Subsidiaries held by Parent are owned by it or a Parent subsidiary, free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. All of the outstanding shares of capital stock in each of the Active Parent Subsidiaries held directly or indirectly by Parent are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable corporate and securities Laws. Except as set forth on Schedule 3.3 attached hereto,
                                         ------------
there are no irrevocable proxies, voting agreements or similar obligations with respect to such capital stock of the Active Parent Subsidiaries and no equity securities or other interests of any of the Active Parent Subsidiaries are or may become required to be issued or purchased by reason of any obligations, options, warrants, rights to subscribe to puts, calls, reservation of shares or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Active Parent Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Active Parent Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares.

        3.4  Authorization; Binding Agreement.  Parent has all requisite
             --------------------------------
corporate power and authority to execute and deliver this Agreement and the Parent Transaction Agreements and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the other agreements and documents referred to herein and to be executed in connection herewith to which Parent is or will be a party or a signatory (THE "PARENT TRANSACTION AGREEMENTS") and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Parent and except for the approval of the holders of the Parent Common Stock, no other corporate proceedings on the part of Parent are necessary to consummate the transactions contemplated hereby or thereby except for the concurrence of Bank of America National Trust and Savings Association under the Great Western Credit Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes, and upon execution and delivery thereof as contemplated by this Agreement, the Parent Transaction Agreements will constitute, the legal, valid and binding agreements of Parent, enforceable against Parent in accordance with its and their respective terms, subject to the Enforceability Exceptions.

        3.5  Governmental Approvals.  No Consent from or with any
             ----------------------
Governmental Authority on the part of Parent or any of the Active Parent Subsidiaries, is required in connection with the execution or delivery by Parent of this Agreement and the Parent Transaction Agreements or the consummation by Parent of the transactions contemplated hereby or thereby other than (i) filings with the SEC, state securities laws administrators and the NYSE, (ii) those Consents from or with Governmental Authorities set forth on Schedule 3.5 hereto, (iii) the Exon-Florio Filings, filings
         ------------
under the HSR Act, filings with the Ontario Securities Commission and those required under the Canada Business Corporations Act, the Investment Canada Act and the Competition Act, (iv) any filings required by the U.S. Department of Commerce's reporting requirements for foreign investment in the United States; and (v) those Consents that, if they were not obtained or made, do not or would not have a Parent Material Adverse Effect.

        3.6  No Violations.  The execution and delivery of this Agreement
             -------------
and the Parent Transaction Agreements, the consummation of the transactions contemplated hereby and thereby and compliance by Parent with any of the provisions hereof or thereof will not (i) conflict with or result in any breach of any provision of the Certificate and/or Articles of Incorporation or Bylaws or other governing instruments of Parent or any of the Active Parent Subsidiaries, except as set forth on Schedule 3.6, (ii) require
                                            ------------
any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any Parent Material Contract or other obligation to which Parent or any Parent subsidiary, is a party or by which any of them or any of their properties or assets may be bound, except for compliance with the requirements under that certain Guaranty of Parent (THE "PARENT GUARANTY") given pursuant to the Loan Agreement dated as of May 14, 1999 by and among Great Western Directories, Inc., the Lenders signatories thereto, and Bank of America National Trust and Savings Association as Administrative Agent (THE "GREAT WESTERN CREDIT AGREEMENT"), (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of Parent or any Parent Subsidiary, or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.5 above,
                                             -----------
contravene any Law currently in effect to which Parent or any Parent subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses (ii), (iii) and (iv) above, for any deviations from the foregoing which do not or would not have a Parent Material Adverse Effect.

        3.7  Securities Filings and Litigation.  Parent has made
             ---------------------------------
available to Company true and complete copies of (i) its Annual Reports on Form 10-K, as amended, for the years ended December 31, 1997 and 1998, as filed with the SEC, (ii) its proxy statement relating to the meeting of shareholders held on July 29, 1998, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by Parent with the SEC since February 18, 1998. The reports and statements set forth in clauses (i) through (iii), above, and those subsequently provided or required to be provided pursuant to this section, are referred to collectively as the "PARENT SECURITIES FILINGS." As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the Parent Securities Filings (including all schedules thereto and disclosure documents incorporated by reference therein), contained or, as to Parent Securities Filings subsequent to the date hereof, will contain any untrue statement of a material fact or omitted or, as to Parent Securities Filings subsequent to the date hereof, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Parent Securities Filings at the time of filing or as of the date of the last amendment thereof, if amended after filing, complied or, as to Parent Securities Filings subsequent to the date hereof, will comply in all material respects with the Securities Exchange Act or the Securities Act, as applicable. Except as set forth in Schedule
                                                                  --------
3.7, there is no Litigation pending or, to the knowledge of Parent,
---
threatened against Parent or any Parent subsidiary, any officer, director, employee or agent thereof, in his or her capacity as such, or as a fiduciary with respect to any Benefit Plan of Parent, or otherwise relating, in a manner that could have a Parent Material Adverse Effect, to Parent, any Parent subsidiary or the securities of any of them, or any properties or rights of Parent or any of the Parent subsidiaries that could prevent or delay the consummation of the transactions contemplated by this Agreement. No event has occurred as a consequence of which Parent would be required to file a Current Report on Form 8-K pursuant to the requirements of the Securities Exchange Act as to which such a report has not been timely filed with the SEC. Any reports, statements and registration statements and amendments thereof (including, without limitation, Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by Parent with the SEC after the date hereof shall be provided to Company upon such filing.

        3.8  Parent Financial Statements.  The audited consolidated and
             ---------------------------
unaudited interim financial statements of Parent and the Parent subsidiaries included in the Parent Securities Filings (THE "PARENT FINANCIAL STATEMENTS") have been made available to Company. Except as noted thereon, the Parent Financial Statements were prepared in accordance with generally accepted accounting principles applicable to the business of Parent and the Parent subsidiaries consistently applied in accordance with past accounting practices and fairly present (including, but not limited to, the inclusion of all adjustments with respect to interim periods which are necessary to present fairly the financial condition and assets and liabilities or the results of operations of Parent and the Parent subsidiaries, subject to normal year-end adjustments in the ordinary course with respect to certain items immaterial in amount or effect and the exclusion of footnote disclosure in interim Parent Financial Statements) the financial condition and assets and liabilities or the results of operations of Parent and the Parent subsidiaries as of the dates and for the periods indicated. Except as set forth in Schedule 3.8 or as
                                               ------------
reflected in the Parent Financial Statements, as of their respective dates, neither Parent nor any Parent subsidiary had any debts, obligations, guaranties of obligations of others or liabilities (contingent or otherwise) that would be required in accordance with generally accepted accounting principles to be disclosed in the Parent Financial Statements.

        3.9  Absence of Certain Changes or Events.  Except as set forth
             ------------------------------------
in the Parent Securities Filings made available by Parent to Company prior to the date of this Agreement or in Schedule 3.9 attached hereto, since
                                    ------------
March 31, 1999, through the date of this Agreement, there has not been:
(i) any Event that could reasonably be expected to have a Parent Material Adverse Effect; or (ii) any agreement by Parent to take any action that would result in a breach of Section 6.7 below.
                            -----------

        3.10 Compliance with Laws.  The business of Parent and the Parent
             --------------------
subsidiaries, has been operated in compliance with all Laws applicable thereto, except for any instances of non-compliance which do not and would not have a Parent Material Adverse Effect.

        3.11 Permits.  (i) Parent and the Parent subsidiaries have all
             -------
permits, certificates, licenses, approvals, tariffs and other authorizations required in connection with the operation of their business (COLLECTIVELY, "PARENT PERMITS"), (ii) neither Parent nor any Parent Subsidiary is in violation of any Parent Permit, and (iii) no proceedings are pending or, to the knowledge of Parent, threatened, to revoke or limit any Parent Permit, except, in the case of clause (i) or (ii) above, those the absence or violation of which do not and would not have a Parent Material Adverse Effect.

        3.12 Finders and Investment Bankers.  Neither Parent nor any of
             ------------------------------
its officers or directors has employed any broker or finder or otherwise incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby, except that PaineWebber Incorporated has been engaged to deliver the fairness opinion required to be delivered pursuant to Section 7.1(m) and NationsBanc Montgomery Securities, L.L.C.
            --------------
has been engaged to assist in the sale(s) of the CLEC Operations and a copy of the engagement letters and other related documents have been furnished to the Company.

        3.13 Contracts.  Except as set forth in Schedule 3.13, neither
             ---------                          -------------
Parent nor any Parent subsidiary is a party to any material note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal ("PARENT MATERIAL CONTRACT"). Parent has made available to Company true and accurate copies of the Parent Material Contracts. All such Parent Material Contracts are valid and binding and are in full force and effect and enforceable in accordance with their respective terms, subject to the Enforceability Exceptions.

        3.14 Corporate Records.  The respective corporate record books of
             -----------------
or relating to Parent and each of the Active Parent Subsidiaries made available to Company by Parent contain accurate and complete records of (i) all corporate actions of the respective shareholders and directors (and committees thereof) of Parent and the Active Parent Subsidiaries, (ii) the Certificate and/or Articles of Incorporation, Bylaws and/or other governing instruments, as amended, of Parent and the Active Parent Subsidiaries, and
(iii) the issuance and transfer of stock of Parent and the Active Parent Subsidiaries.

ARTICLE IV - ADDITIONAL COVENANTS OF THE COMPANY AND THE ICL PRINCIPALS

        The Company and the ICL Principals severally and not jointly and severally and not jointly and severally as between the Company and the ICL Principals and severally as between the ICL Principals covenant and agree as follows:

        4.1  Notification of Certain Matters.  The Company and the ICL
             -------------------------------
Principals shall give prompt notice to Parent if any of the following occur from the date of this Agreement through the Closing Date: (i) receipt of any notice of, or other communication relating to, a default or Event which, with notice or lapse of time or both, would become a default under any Company Material Contract; (ii) receipt of any notice or other communication from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (iii) receipt of any material notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (iv) receipt of any notice of or other communication regarding or otherwise obtaining knowledge of an Event which would have a Company Material Adverse Effect; (v) receipt of any notice of or other communication regarding or otherwise obtaining knowledge of the commencement or threat of any Litigation involving or affecting any Shareholder that might adversely impact the transactions contemplated by this Agreement, the Company or any Subsidiary, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer of the Company or any Subsidiary, in his or her capacity as such or as a fiduciary under a Benefit Plan of the Company, which, if pending on the date hereof, would have been required to have been disclosed pursuant to Section 2.7, and (vi) receipt of any notice of or
                      -----------
other communication regarding or otherwise obtaining knowledge of any Event that would cause a breach by the Company, a Subsidiary, or any Shareholder of any provision of this Agreement or a Company Transaction Agreement, including such a breach that would occur if such event had taken place on or prior to the date of this Agreement.

        4.2  Access and Information.  Between the date of this Agreement
             ----------------------
and the Closing Date, the Company and the Subsidiaries, upon reasonable notice, will give, and shall direct its accountants and legal counsel to give, Parent, its lenders and their respective authorized representatives (including, without limitation, financial advisors, accountants and legal counsel) at all reasonable times access to all offices and other facilities and to all contracts, agreements, commitments, books and records (including, but not limited to, Tax returns) of or pertaining to the Company and the Subsidiaries, will permit the foregoing to make such inspections as they may require and will cause its officers promptly to furnish Parent with (a) such financial and operating data and other information with respect to the business and properties of the Company and Subsidiaries as Parent may from time to time reasonably request including, but not limited to, data and information required for inclusion in Parent's pending registration statements and/or other Parent Securities Filings, and (b) a copy of each material report, schedule and other document filed or received by the Company or any Subsidiary pursuant to the requirements of applicable securities Laws. The Company further agrees to permit an independent accounting firm selected by Parent to either prepare or review the separate company and consolidated corporate income tax returns and supporting schedules for U.S., Canadian and state income tax purposes of the Company and the Subsidiaries for fiscal year beginning November 1, 1998 and ending on the earlier of October 31, 1999 or the date the Company is acquired, provided that all of the costs and expenses of such services are paid by the Parent. The foregoing access will be subject to government security restrictions and restrictions contained in confidentiality agreements to which the Company is subject and of which Parent has been advised prior to the date of this Agreement; provided that the Company shall use its reasonable best efforts to obtain waivers of such restrictions.

        4.3  [Reserved.]
             -----------

        4.4  Reasonable Best Efforts.  Subject to the terms and
             -----------------------
conditions herein provided, the Company and ICL on behalf of the Shareholders agree to use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable, but in any event, prior to the Closing, the transactions contemplated by this Agreement and the Company Transaction Agreements including, but not limited to (i) obtaining the Consent of others to this Agreement, the Company Transaction Agreements and the transactions contemplated hereby and thereby, (ii) the defending of any Litigation against the Company, ICL, any Subsidiary, or any Shareholder challenging this Agreement, the Transaction Agreements or the consummation of the transactions contemplated hereby or thereby, (iii) obtaining all Consents from Governmental Authorities required for the consummation of the transactions contemplated hereby, (iv) timely making all necessary filings under the HSR Act, and (v) timely making the Exon-Florio Filings and any filings required under the Canada Business Corporations Act, and the Investment Canada Act and by the U.S. Department of Commerce's reporting requirements for foreign investments in the United States. Upon the terms and subject to the conditions hereof, the Company and ICL on behalf of the Shareholders agree to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein. The Company and ICL on behalf of the Shareholders will consult with counsel for Parent as to, and will permit such counsel to participate in, at Parent's expense, any Litigation referred to in clause (ii) above brought against or involving the Company, any Subsidiary or any Shareholder.

        4.5  Compliance.  In consummating the transactions contemplated
             ----------
hereby, the Company and ICL on behalf of the Shareholders shall comply in all material respects with the provisions of the Securities Exchange Act and the Securities Act and shall comply, and/or cause the Subsidiaries to comply or to be in compliance, in all material respects, with all other applicable Laws.

        4.6  Benefit Plans.  Between the date of this Agreement and through
             -------------
the Closing Date, no discretionary award or grant under any Benefit Plan of the Company or a Subsidiary shall be made without the consent of Parent; nor shall the Company or a Subsidiary take any action or permit any action to be taken to accelerate the vesting of any warrants or options previously granted pursuant to any such Benefit Plan. Neither the Company nor any Subsidiary shall make any amendment to any Benefit Plan, any awards thereunder or the terms of any security convertible into or exchangeable for capital stock without the consent of Parent. Parent acknowledges the granting of the options referred to in Section 6.1(v).
                                       --------------

        4.7  Tax Opinion Certification.  Prior to the Closing Date, the
             -------------------------
Company and the Shareholders shall provide tax counsel rendering an opinion under Section 7.1(n) with a certificate concerning such factual matters
      --------------
as such counsel identifies are relevant to its opinion.

        4.8  [Reserved].
             ----------

        4.9  Shareholders Agreement and Voting Trust Agreements.  The
             --------------------------------------------------
Company and ICL on behalf of the Shareholders shall cause all voting trust agreements between the Shareholders, ICL and the

Company and any powers of attorney or other agreements relating to the voting or disposition of the capital stock of the Company (COLLECTIVELY, "THE VOTING TRUST AGREEMENTS") and the Unanimous Shareholders Agreement to be cancelled as of the Closing Date.

        4.10 Transfer Restrictions.  In addition to any other
             ---------------------
restrictions imposed by Law on the Shareholders' ability to transfer any Parent Preferred Stock or Parent Common Stock received by the Shareholders pursuant to this Agreement and the Exchange and Voting Trust Agreement, each Shareholder agrees that such Shareholder will not sell, transfer or otherwise dispose of any of the Class A Special Shares, Class B Special Shares or Contingent Rights II received by such Shareholder pursuant to this Agreement except pursuant to the laws of descent and distribution or distributions from a trust to the beneficiaries of such trust (provided that the distributee of such shares by descent and distribution or from a trust shall remain subject to the transfer restrictions set forth in this Section 4.10) and will
                                               ------------
not sell, transfer or otherwise dispose of the Parent Common Stock received by such Shareholder pursuant to this Agreement or the Exchange and Voting Trust Agreement for a period of six (6) months after the Closing Date. For greater certainty, any Parent Common Stock received pursuant to any of the exchanges contemplated in Article I and Parent
                                                 ---------
Common Stock received on a conversion contemplated in Article I shall
                                                      ---------
be freely transferable subject to the resale restrictions set forth in this Section 4.10 and the Escrow Agreement and Rules 144 and 145 under
     ------------
the Securities Act.  For purposes of this Section 4.10, a pledge of
                                          ------------
any shares subject to this Section 4.10 by a Shareholder to a
                           ------------
financial institution as collateral security for loans arranged by such Shareholder or for margining purposes shall not constitute a sale, transfer, or other disposition of such shares so long as the financial institution agrees not to foreclose thereon for a period of six (6) months from the Closing Date and to be bound to the restrictions imposed by this Section 4.10. Notwithstanding anything in this Section 4.10
        ------------                                    ------------
to the contrary, the restrictions on transfer imposed by this Section
                                                              -------
4.10 shall terminate, except with regard to the Contingent Rights II,
----
on the first to occur of any of the following events: (a) a take-over bid (as such term is used in the Securities Exchange Act) is completed for Parent; (b) Parent sells all, or substantially all, of its assets either directly by the sale of shares of its subsidiaries or indirectly by the sale of assets of its direct and indirect subsidiaries, or a combination thereof (other than the CLEC Operations); or (c) Parent ceases to have at least fifty-one percent (51%) of the aggregate votes attaching to all of the issued and outstanding security of all classes in the capital stock of its subsidiaries (except for the capital stock of such subsidiaries comprising the CLEC Operations), including the Company, WorldPages, or Great Western Directories, Inc., directly or indirectly. The Shareholders acknowledge and agree that the following legend will appear on all certificates representing Class A Special Shares or Class B Special Shares received by the Shareholders pursuant to this Agreement or the Exchange and Voting Trust Agreement:

        EXCEPT AS PROVIDED IN SECTION 4.10 OF THE YPTEL AGREEMENT MADE AND ENTERED INTO AS OF JUNE 3, 1999 BY AND AMONG THE CORPORATION, YPTEL CORPORATION, THE SHAREHOLDERS OF YPTEL CORPORATION AND IMPERIAL CAPITAL LIMITED (THE "YPTEL AGREEMENT"), THESE SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF
AND MAY ONLY BE ENCUMBERED OR PLEDGED IN ACCORDANCE WITH SECTION 4.10 OF THE YPTEL AGREEMENT UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND AFTER _________, 2000.

        The Shareholders acknowledge and agree that the following legend will appear on all certificates representing Parent Common Stock received by the Shareholders pursuant to this Agreement or the Exchange and Voting Trust Agreement:

        EXCEPT AS PROVIDED IN SECTION 4.10 OF THE YPTEL AGREEMENT MADE AND ENTERED INTO AS OF JUNE 3, 1999 BY AND AMONG THE CORPORATION, YPTEL CORPORATION, THE SHAREHOLDERS OF YPTEL CORPORATION AND IMPERIAL CAPITAL LIMITED (THE "YPTEL AGREEMENT"), THESE SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF
AND MAY ONLY BE ENCUMBERED OR PLEDGED IN ACCORDANCE WITH SECTION 4.10 OF THE YPTEL AGREEMENT PRIOR TO __________, 2000, AND THE ISSUER SHALL NOT
BE REQUIRED TO

GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO
___________, 2000 PURSUANT TO THE YPTEL AGREEMENT. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND AFTER THE DATE SPECIFIED ABOVE.

        The Shareholders who are "affiliates" of the Company within the meaning of Rule 145 promulgated under the Securities Act acknowledge and agree that the following additional legend will appear on all certificates representing the Parent Common Stock received by such "affiliates" of the Company pursuant to this Agreement or the Exchange and Voting Trust
Agreement:

        IN ADDITION, THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE HELD SUBJECT TO ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE RULES AND REGULATIONS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC") THEREUNDER. NO SALES, TRANSFERS OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR UPON THE PRIOR DELIVERY TO ADVANCED COMMUNICATIONS GROUP, INC ("ACG") OF AN OPINION FROM LEGAL COUNSEL SATISFACTORY TO ACG AND IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO ACG AND ITS LEGAL COUNSEL, STATING THAT SUCH SALE OR OTHER DISPOSITION IS BEING MADE PURSUANT TO AND IN ACCORDANCE WITH THE REQUIREMENTS OF SEC RULES 144 AND 145 OR IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

        Anything to the contrary herein notwithstanding (but subject to the restriction imposed on them pursuant to Rules 144 and 145 under the Securities Act), Messrs. Jay Cramer and John Woodall are permitted to sell that number of shares of Parent Common Stock received by them pursuant to the transactions contemplated by this Agreement prior to the expiration of the aforementioned six month period, to obtain the funds necessary to pay taxes due as a result of the transactions contemplated by this Agreement, but only to the extent that such taxes are required to be paid during the six month period and such shares may not be sold earlier than one week before the taxes are due and payable.

        4.11 Subordinated Loan Agreement.  The Company shall cause PCP
             ---------------------------
to satisfy all of its obligations under the Subordinated Loan Agreement dated as of November 1, 1998 (THE "SUBORDINATED LOAN AGREEMENT") by and among PCP (f/k/a PCP Acquisition, Inc.), the lenders which are parties thereto (the "SUBORDINATED LENDERS") and Canterbury Mezzanine Capital, L.P., as agent, including, without limitation, the repayment in full of the Loans (as defined in the Subordinated Loan Agreement) and all interest accrued thereon.

        The Company shall use its reasonable best efforts to cause the Subordinated Lenders to exercise the warrants evidenced by the Warrant Certificates (as defined in the Subordinated Loan Agreement) and to convert the Class B Shares issued to the Subordinated Lenders thereunder into Company Common Stock.

        4.12 Conduct of Business of Company and the Subsidiaries.  The
             ---------------------------------------------------
Company covenants, represents and warrants that from the date of this Agreement through the Closing Date, unless the Parent shall otherwise expressly consent in writing, the Company shall, and the Company shall cause each Subsidiary to, use its or their reasonable best efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all authorizations and permits necessary for, or otherwise material to, such business.

        4.13 Affiliate Agreements.  The Company and the ICL Principals
             --------------------
shall use reasonable best efforts to ensure that each Person who is or may be an "affiliate" of the Company within the meaning of Rule 145 promulgated under the Securities Act shall enter into an affiliate agreement in a form reasonably acceptable to Parent (THE "AFFILIATE AGREEMENTS").

             ARTICLE V - ADDITIONAL COVENANTS OF PARENT

Parent covenants and agrees as follows:

        5.1  Conduct of Business of Parent and the Active Parent
             ----------------------------------------------------
Subsidiaries.  Parent covenants, represents and warrants that from the
------------
date of this Agreement through the Closing Date, unless the Company shall otherwise expressly consent in writing, Parent shall, and Parent shall cause each Active Parent Subsidiary to, use its or their reasonable best efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all the Parent Authorizations necessary for, or otherwise material to, such business.

        5.2  Notification of Certain Matters.  Parent shall give prompt
             -------------------------------
notice to the Company if any of the following occur from the date of this Agreement through the Closing Date: (i) any notice of, or other communication relating to, a default or Event which, with notice or lapse of time or both, would become a default under any Parent Material Contract which could have a Parent Material Adverse Effect; (ii) receipt of any notice or other communication from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (iii) receipt of any material notice or other communication from any regulatory authority (including, but not limited to, the NYSE or any other securities exchange) in connection with the transactions contemplated by this Agreement; (iv) receipt of any notice of or other communication regarding or otherwise obtaining knowledge of an Event which would have a Parent Material Adverse Effect; (v) receipt of any notice of or other communication regarding or otherwise obtaining knowledge of the commencement or threat of which Parent has knowledge of any Litigation involving or affecting Parent or any Parent subsidiary or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of Parent or any Parent subsidiary which, if pending on the date hereof, would have been required to have been disclosed pursuant to Section 3.7; and
                                                      -----------
(vi) receipt of any notice of or other communication regarding or otherwise obtaining knowledge of any Event that could cause a breach by Parent of any provision of this Agreement or a Parent Transaction Agreement, including such a breach that could occur if such Event had taken place on or prior to the date of this Agreement.

        5.3  Access and Information.  Between the date of this Agreement
             ----------------------
and the Closing Date, Parent will, upon reasonable notice, give the Company and its authorized representatives (including, without limitation, its financial advisors, accountants and legal counsel) at all reasonable times access as reasonably requested to the offices and other facilities and to all material contracts, agreements, commitments, books and records (including, but not limited to, Tax returns) of or pertaining to Parent and the Active Parent Subsidiaries, will permit the Company to make such reasonable inspections as it may require and will cause its officers promptly to furnish the Company with (a) such financial and operating data and other information with respect to the business and properties of Parent and the Active Parent Subsidiaries as the Company may from time to time reasonably request, and (b) a copy of each material report, schedule and other document filed or received by Parent or any Active Parent Subsidiary pursuant to the requirements of applicable securities Laws, the NYSE or other securities exchange, in each case as necessary in connection with the transactions contemplated hereby. The foregoing access will be subject to restrictions contained in Section 6.10 hereof.
                          ------------

        5.4  Compliance.  In consummating the transactions contemplated
             ----------
hereby, Parent shall comply in all material respects with the provisions of the Securities Exchange Act and the Securities Act and shall comply, and/or cause the Active Parent Subsidiaries to comply or to be in compliance, in all material respects, with all other applicable Laws.

        5.5  SEC and Shareholder Filings.  Parent shall send to the
             ---------------------------
Company a copy of all material public reports and materials as and when it sends the same to its shareholders, the SEC, the NYSE or any other securities commission or exchange.

        5.6  Tax Treatment.  Prior to the Closing Date, Parent shall
             -------------
provide tax counsel rendering an opinion under Subsection 7.1(n) with a
                                               -----------------
certificate concerning such factual matters as such counsel identifies are relevant to its opinion.

        5.7  Reasonable Best Efforts.  Subject to the terms and
             -----------------------
conditions herein provided, Parent agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable, but in any event, prior to the Closing, the transactions contemplated by this Agreement and the Parent Transaction Agreements including, but not limited to (i) obtaining the Consent of others to this Agreement, the Parent Transaction Agreements and the transactions contemplated hereby and thereby, (ii) the defending of any Litigation against the Parent or any Parent subsidiary, or any Shareholder challenging this Agreement, the Parent Transaction Agreements or the consummation of the transactions contemplated hereby or thereby, (iii) obtaining all Consents from Governmental Authorities required for the consummation of the transactions contemplated hereby, (iv) timely making all necessary filings under the HSR Act, and (v) timely making the Exon-Florio Filings and any filings required under the Canada Business Corporations Act, the Investment Canada Act and by the U.S. Department of Commerce's reporting requirements for foreign investments in the United States. Upon the terms and subject to the conditions hereof, Parent agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein. Parent will consult with counsel for Company as to, and will permit such counsel to participate in, at the Company's expense, any Litigation referred to in clause (ii) above brought against or involving Parent or any Parent subsidiary.

        5.8  Employee Benefit Plans.  After the Closing Date, Parent
             -----------------------
shall arrange for each employee participating in the Benefit Plan of the Company and the Subsidiaries at such time to participate in any counterpart Benefit Plans of Parent in accordance with the eligibility criteria thereof, provided that (i) such participants shall receive full credit for years of service with the Company or any of the Subsidiaries prior to the transactions contemplated by this Agreement for all purposes for which such service was recognized under the Benefit Plan of the Company and the Subsidiaries including, but not limited to, recognition of service for eligibility, vesting, and, to the extent not duplicative of benefits received under such Benefit Plan of the Company and the Subsidiaries, the amount of benefits, and (ii) such participants shall participate in the Benefit Plans of Parent on terms no less favorable than those offered by Parent to similarly situated employees of Parent. Notwithstanding the foregoing, Parent may continue one or more of the Benefit Plans of the Company and the Subsidiaries, in which case Parent shall have satisfied its obligations hereunder with respect to the benefits so provided.

        5.9  Expenses.  If the transactions contemplated by this
             --------
Agreement are consummated, all fees and expenses incurred in connection with the transactions contemplated by this Agreement including, without limitation, all legal, accounting, financial advisory, consulting fees, a fee of U.S. $265,000 payable to ICL at Closing and the warrants referred to in Section 7.1(g), and expenses relating to the
               --------------
renegotiation of the Company's and the Subsidiaries' outstanding debt and all other transaction fees and expenses (COLLECTIVELY, "TRANSACTION EXPENSES") incurred by a party or its stockholders in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be paid by Parent or any direct or indirect subsidiary of Parent immediately after Closing. If the transactions contemplated by this Agreement are not consummated, all Transaction Expenses shall be the obligation of the respective parties which incurred them.

       5.10 Sale of CLEC Operations.
            -----------------------

             (a) Parent shall attempt to sell by the Anniversary Date all of the shares of or otherwise dispose of the CLEC Operations. Any such sale shall be for cash, assignment of indebtedness, or other acceptable consideration as determined by (i) the Board of Directors of Parent if before Closing or (ii) a committee of the Board of Directors of Parent if after Closing. If acceptable non-cash consideration is received, the Board of Directors or a committee of the Board of Directors, as the case may be, in conjunction with the independent certified public accountants of Parent, shall determine the fair market value of the consideration received for the sale of the shares of or other disposal of the CLEC Operations.

             (b) If the CLEC Sales Price received by Parent from the sale(s) by Parent of CLEC Operations (i) prior to the Anniversary Date, or (ii) within sixty (60) days after the Anniversary Date if, prior to the Anniversary Date, Parent has entered into a definitive agreement for the sale of a portion or all of the CLEC Operations (the applicable date is hereinafter referred to as the "FINAL SALE DATE"), is greater than Sixty Million Dollars (U.S. $60,000,000.00) (the amount by which the CLEC Sales Price exceeds U.S. $60,000,000 is referred to hereinafter as the "CLEC SALES PRICE INCREASE"), then each Eligible Parent Shareholder shall have the right to receive, in the manner provided in the certificate representing the Contingent Rights I, that number of shares of Parent Common Stock determined by multiplying the total number of Parent CLEC Shares by the Eligible Parent Shareholder's Proportionate Share.
             (c) If the CLEC Sales Price received by Parent from the sale(s) by Parent of CLEC Operations prior to the Final Sale Date is less than Forty Million Dollars (U.S. $40,000,000.00) (the amount by which the CLEC Sales Price is less than U.S. $40,000,000 is referred to hereinafter as the "CLEC SALES PRICE DECREASE"), then, the Eligible Acquisition Shareholders, excluding, for purposes of this Section 5.10(c), Richard O'Neal, shall have the right to receive, in the manner provided in the certificate of designation for the Class B Special Shares and certificate representing the Contingent Rights II and in the Exchange and Voting Trust Agreement, that number of shares of Parent Common Stock determined by multiplying the total number of Acquisition CLEC Shares by the Eligible Acquisition Shareholder's Proportionate Share.
             (d) For greater certainty any CLEC Operations that have not been sold prior to the Final Sale Date shall be deemed to have no value for purposes of determining the CLEC Sales Price Increase or CLEC Sales Price Decrease.

             (e) It is acknowledged and agreed that the number of shares of Parent Common Stock which may be issued (i) to the Eligible Parent Shareholders pursuant to Section 5.10(b) hereof, or (ii) to the
                                ---------------
Eligible Acquisition Shareholders pursuant to Section 5.10(c) hereof
                                              ---------------
is to be calculated in conjunction with the number of shares of Parent Common Stock which may be issued to Eligible Parent Shareholders as that term is defined in the Big Stuff Agreement and the Web YP Agreement, or which may be issued to Eligible Acquisition Shareholders, as that term is defined in the Big Stuff Agreement and the Web YP Agreement. It is the intent of the parties to this Agreement, the Web YP Agreement and the Big Stuff Agreement that, if the closing of all such agreements shall occur: (i) the number of shares of Parent Common Stock issuable to the Eligible Parent Shareholders pursuant to Section 5.10(b) hereof
                                                ---------------
and the corresponding sections of the Web YP Agreement and the Big Stuff Agreement (such sections, the "CLEC INCREASE SECTIONS") shall equal the number of shares of Parent Common Stock calculated by reference to the CLEC Increase Section of one such agreement only, not the number of shares of Parent Common Stock calculated by reference to the CLEC Increase Sections of all three such agreements; and (ii) the aggregate number of shares (such aggregate number, the "SELLER SHARE NUMBER") of Parent Common Stock issuable to the Eligible Acquisition Shareholders pursuant to Section 5.10(c) hereof, to the Eligible Acquisition
            ---------------
Shareholders (as that term is defined in the Web YP Agreement) pursuant to Section 5.11(c) of the Web YP Agreement, and to the Eligible Acquisition Shareholders (as that term is defined in the Big Stuff Agreement) pursuant to Section 5.11(c) of the Big Stuff Agreement (such sections, the "CLEC DECREASE SECTIONS") shall be calculated as follows:
62.406014% of the Seller Share Number of shares of Parent Common Stock are issuable pursuant to this Agreement; 25.56391% of the Seller Share Number of shares of Parent Common Stock are issuable pursuant to the Web YP Agreement; and 12.030075% of the Seller Share Number of shares of Parent Common Stock are issuable pursuant to the Big Stuff Agreement.

        5.11 Indemnification and Insurance.
             -----------------------------

             (a)  Subject to Section 9.1(c), Parent shall cause the
                             --------------
Company, to the full extent required under the Company's Articles of Incorporation or Bylaws in effect on the date of this Agreement, to indemnify and hold harmless each present and former director, officer, employee or agent of the Company and the Subsidiaries (COLLECTIVELY, THE "INDEMNIFIED PARTIES") with respect to matters occurring through the Closing Date, for a period of three (3) years after the Closing Date.

             (b) For a period of three (3) years after the Closing Date and to the extent available, Parent shall cause the Company to maintain in effect directors' and officers' liability insurance covering those Persons who are currently covered by the Company's directors and officers' liability insurance policy on terms (including the amounts of coverage and the amounts of deductibles, if any) that are no less favorable to them in any material respect than the terms now applicable to them under the Company's current insurance policies.

    ARTICLE VI - ADDITIONAL COVENANTS OF THE PARENT, THE COMPANY
                        AND THE SHAREHOLDERS

        6.1  Registration Rights and Stock Restriction Agreement.
             ---------------------------------------------------

        (a) On or before the Closing Date, the Parent shall use its reasonable best efforts to cause the following securities to be registered with the SEC under the Securities Act:

             (i) Parent Common Stock issuable upon exchange of the Contingent Rights I;

             (ii) Parent Common Stock issuable upon exchange of the Contingent Rights II;

             (iii) Parent Common Stock issuable upon exchange of the
                   Class A Special Shares; and

             (iv) Parent Common stock issuable upon exchange of the Class B Special Shares.

        (b) The Parent shall use its reasonable best efforts to cause to be registered with the appropriate Governmental Authorities under state blue sky Laws and the Canadian and provincial securities laws and the rules and regulations thereunder:

             (i) Parent Common Stock issuable upon exchange of the Class A Special Shares; and

             (ii) Parent Common Stock issuable upon exchange of the Class B Special Shares.

        (c) The Parent shall cause Newco II to use its reasonable best efforts to cause to be registered with the SEC:

             (i)   Class A Special Shares; and

             (ii)  Class B Special Shares.

        (d) The Parent shall cause Newco II to use its reasonable best efforts to cause to be registered with the appropriate Governmental Authorities under state blue sky Laws and the Canadian and provincial securities laws and the rules and regulations thereunder:

             (i)   Class A Special Shares; and

             (ii)  Class B Special Shares.

        (e) Such Registration Statements shall state, if permitted on the applicable Registration Statement form, that such Registration Statement, also registers such indeterminate number of additional shares of Parent Common Stock as may become issuable upon the exercise or exchange, as the case may be, of the Contingent Rights I, the Contingent Rights II, the Class A Special Shares and the Class B Special Shares to prevent dilution resulting from stock splits, stock dividends or similar transactions.

        (f) The Parent shall promptly prepare and file, and cause Newco II to prepare and file with the appropriated Governmental Authorities, such amendments (including post-effective amendments) and supplements to the Registration Statements and the prospectus(es) used in connection with the Registration Statement, as may be necessary to keep the Registration Statements effective at all times during the periods the Contingent Rights I, the Contingent Rights II, the Class A Special Shares and the Class B Special Shares are exchangeable or convertible, as the case may be. The Parent shall use its reasonable best efforts and shall cause Newco II to use its reasonable best efforts, to cause such amendment and/or new Registration Statements to become effective as soon as practicable following the filing thereof.

        (g) The Parent shall cause all Parent Common Stock issuable upon the exchange and/or conversion of (i) the Contingent Rights I, (ii) Contingent Rights II, (iii) Class A Special Shares, and (iv) Class B Special Share to be listed on each securities exchange on which similar securities issued by the Parent are then listed.

        6.2  [Reserved].
             ----------

        6.3  [Reserved].
             ----------

        6.4  Legal Requirements.  Subject to the terms and conditions
             ------------------
provided in this Agreement, each of the parties hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all reasonable actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

        6.5  Exchange and Voting Trust Agreement.  At the Closing,
             -----------------------------------
Parent, the Company, Newco II, the ICL Principals, a trustee mutually satisfactory to Parent and Company and ICL as attorney-in-fact for the Shareholders (other than the ICL Principals and the Barbadian Trusts and Jay Cramer and John Woodall) shall enter into a Exchange and Voting Trust Agreement that is mutually agreeable to the Company and Parent as to form and content and that sets forth the agreement of the parties thereto with respect to the procedures for voting the Parent Preferred Stock and the exchange of the Class A Special Shares and Class B Special Shares and for Parent Common Stock (THE "EXCHANGE AND VOTING TRUST AGREEMENT").

        6.6  Public Announcements.  All press releases and other
             --------------------
disseminations of information to employees, customers or suppliers relating to the transactions contemplated by this Agreement by any party hereto shall require the prior approval of Parent and the Company, provided Parent shall have the right to make such public announcements without the approval of the other parties hereto should such disclosure be required by Law or the policies or requirements of Canadian or United States securities regulators, stock exchanges, or other relevant entities in the opinion of Parent's legal counsel. Should such disclosure be required, Parent agrees to provide the others with reasonable advance notice of and a copy of the proposed disclosure.

        6.7  Conduct of Business Prior to Closing Date.  Except as
             -----------------------------------------
expressly contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, the Company shall conduct, and it shall cause the Subsidiaries to conduct, its or their businesses in the ordinary course and consistent with past practice, subject to the limitations contained in this Agreement, and the Company shall, and it shall cause the Subsidiaries to, use its or their reasonable best efforts to preserve intact its business organization, to keep available the services of its officers, agents and employees and to maintain satisfactory relationships with all Persons with whom it does business. Except as expressly contemplated by this Agreement, and it being acknowledged and agreed by each of the parties to this Agreement that Parent is in the process of a substantial reduction in workforce, and, subject to Section
                                                                 --------
5.10, Parent shall, and it shall cause the Active Parent Subsidiaries to,
----
use its or their reasonable best efforts to preserve intact its business organization, consistent with the budget adopted by the Executive Committee of the Board of Directors of Parent, to keep available the services of only those officers, agents and employees whom Parent believes are required to maintain satisfactory relationships with all Persons with whom it does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, after the date of this Agreement and prior to the Closing Date, (i) neither the Company nor any Subsidiary will, without the prior written consent of Parent; and (ii) subject to Section 5.10, neither Parent nor any Active Parent Subsidiary
           ------------
will, without the prior written consent of the Company:

             (a) except as provided for in this Agreement, amend or propose to amend its Certificate or Articles of Incorporation or Bylaws (or comparable governing instruments) in any material respect;

             (b)  except as set forth on Schedule 6.7(b)(i), with regard
                                         ------------------
to the Company or the Subsidiaries, or on Schedule 6.7(b)(ii), with
                                          -------------------
regard to Parent or the Parent subsidiaries, authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of the Company or any Subsidiary, or of Parent or any Parent subsidiary, including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of the Company or any Subsidiary, or of Parent or any Parent subsidiary, as the case may be;

             (c) except as provided for in this Agreement, split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to the Company or a Subsidiary, or to Parent or a Parent subsidiary, as the case may be, or redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

             (d) (i) except for debt (including, but not limited to, obligations in respect of capital leases) disclosed on the financial statements of the Company delivered to Parent prior to the date of this Agreement and changes thereto occurring in the ordinary course of business, create, incur or assume any short-term debt, long-term debt or obligations in respect of capital leases; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any Person, except for obligations permitted by this Agreement of any subsidiary or Parent subsidiary, as the case may be, in the ordinary course of business consistent with past practice; (iii) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other Person (other than customary advances to employees made in the ordinary course of business consistent with past practice), provided the Company will continue to make capital expenditures in accordance with its budget, maintain, upgrade or expand its facilities and those of the Subsidiaries, as the case may be, and otherwise operate in the ordinary course and consistent with past practice; (iv) acquire the stock or assets of, or merge or consolidate with, any other Person except the contemplated WorldPages Acquisition; or
(v) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise), except in the ordinary course of business;

             (e) except in the ordinary course of business or as set forth in Schedule 6.7(e) or as otherwise permitted by this Agreement,
         ---------------
sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any material assets or properties, real, personal or mixed, subject to Section 5.10, in the case of Parent and the Active Parent
           ------------
Subsidiaries;

             (f) increase in any manner the compensation of any of its officers, agents or employees other than any increases required pursuant to their employment agreements in accordance with their terms in effect on the date of this Agreement and increases in the ordinary course of business consistent with past practice not in excess on an individual basis of the lesser of 10% of the current compensation of such individual or U.S. $10,000 per annum;

             (g) enter into, establish, amend, make non-routine or material interpretations or determinations with respect to, or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option, stock purchase, restricted stock, or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, officer, director, other employee, agent, consultant or affiliate, other than actions contemplated by this Agreement or in the ordinary course of business or those agreements in connection with the WorldPages Acquisition.

             (h) compromise, settle, grant any waiver or release relating to or otherwise adjust any Litigation, except routine Litigation in the ordinary course of business consistent with past practice, involving only a payment not in excess of U.S. $50,000 individually or U.S. $100,000 when aggregated with all such payments by the Company and the Subsidiaries combined or Parent and the Active Parent Subsidiaries combined, as the case may be;

             (i) (i) with respect to the Company or the Shareholders, take any action or omit to take any action, which action or omission would result in a breach of any of the covenants, representations and warranties of the Company or Shareholders set forth in this Agreement or which would have a Company Material Adverse Effect and (ii) with respect to Parent, take any action or omit to take any action, which action or omission would result in a breach of any of the covenants, representations and warranties of the Parent set forth in this Agreement or which would have a Parent Adverse Effect;

             (j) except in the ordinary course of business, enter into any lease or other agreement, or amend any lease or other agreement, with respect to real property;

             (k) except in the ordinary course of business, enter into or amend any agreement or transaction (i) pursuant to which the aggregate financial obligation of the Company or a Subsidiary, or of Parent or a Parent Subsidiary as the case may be, or the value of the services to be provided could exceed U.S. $50,000, (ii) having a term of more than 12 months and pursuant to which the aggregate financial obligation of the Company or a Subsidiary, or of Parent or a Parent Subsidiary as the case may be, or the value of the services to be provided could exceed U.S. $100,000 per year, or (iii) which is not terminable upon no more than 30 days' notice without penalty in excess of U.S. $50,000 individually or U.S. $100,000 when aggregated with the penalties under all such agreements or transactions;

             (l) take any action with respect to the indemnification of any Person;

             (m) change any accounting practices or policies, except as required by generally accepted accounting principles or Laws as agreed to or requested by the Company's or Parent's auditors after consultation with Parent's or the Company's auditors, as the case may be;

             (n) except in the ordinary course of business, enter into, amend, modify, terminate or waive any rights under any Company Material Contract or Parent Material Contract;

             (o) adopt a plan of liquidation, dissolution, exchange, consolidation, share exchange, restructuring, recapitalization, or other reorganization; provided, however, that Parent may adopt such a plan
                --------  -------
and may cause the liquidation or dissolution of any Parent subsidiary if Parent is unable to sell such Parent subsidiary (i) at a price which Parent determines to be reasonable, and (ii) during a time period which Parent determines to be reasonable; or

             (p) resolve, agree, commit or arrange to do any of the foregoing.

        Furthermore, the Company covenants, represents and warrants that from and after the date hereof, unless Parent shall otherwise expressly consent in writing, the Company shall, and the Company shall cause each Subsidiary to, use its or their reasonable best efforts to:

             (A) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

             (B) pay all accounts payable and other obligations in the ordinary course of business consistent with past practice and with the provisions of this Agreement, except if the same are contested in good faith, and, in the case of the failure to pay any material accounts payable or other obligations which are contested in good faith, only after consultation with Parent; and

             (C) comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all Company Permits necessary for, or otherwise material to, such business.

        Furthermore, Parent covenants, represents and warrants that from and after the date hereof, unless Company shall otherwise expressly consent in writing, Parent shall, and Parent shall cause each Active Parent Subsidiary to, use its or their reasonable best efforts to:

             (1) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

             (2) pay all accounts payable and other obligations consistent with prudent cash management principles, except if the same are contested in good faith, and, in the case of the failure to pay any material accounts payable or other obligations which are contested in good faith, only after consultation with Company; and

             (3) comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all Parent Permits necessary for, or otherwise material to, such business; provided, however, that the Company
                                    --------  -------
        and the Shareholders acknowledge and agree that Parent is attempting to sell the CLEC Operations, and to the extent such CLEC Operations are sold and, as a result, certain Laws or Parent Permits to which Parent is subject as of the date hereof become unnecessary, irrelevant or immaterial, Parent shall not be required to comply with such Laws or maintain such Parent Permits.

        6.8  No Solicitation of Acquisition Proposal.  Neither the
             ---------------------------------------
Shareholders, the Company, Parent nor any of their respective affiliates (including, without limitation, directors, officers, employees, agents, representatives and shareholders or any affiliates or associates thereof) ("ASSOCIATES") shall, directly or indirectly, make, encourage, facilitate, solicit, assist or initiate any inquiry or proposal, or provide any information to or participate in any negotiations with, any Person (other than the parties to this Agreement and their Associates) relating to any of the following transactions ("EXTRAORDINARY TRANSACTIONS"): (i) liquidation, dissolution, recapitalization, share exchange, business combination, exchange or consolidation of the Company or a Subsidiary or Parent or a Parent subsidiary, (ii) sale of a significant amount of assets of the Company or a Subsidiary or Parent or a Parent subsidiary, (iii) purchase or sale of shares of capital stock of the Company or a Subsidiary or Parent or a Parent subsidiary, or (iv) any similar actions or transactions involving the Company or a Subsidiary or Parent or a Parent subsidiary (other than the transactions contemplated by this Agreement), or agree to or consummate any Extraordinary Transaction. The parties hereto shall immediately inform Parent and the Company of any inquiry, proposal, or request for information or offer (including the terms thereof and the Person making such inquiry, proposal, request or offer) which it may receive in respect of an Extraordinary Transaction and provide Parent and Company with a copy of any such written inquiries, proposals, requests for information and offers, and thereafter keep Parent and Company fully informed of the status and details thereof. The provisions of this
Section 6.8 shall not apply to the sale of the CLEC Operations by Parent
-----------
or any Parent subsidiary as contemplated by Section 5.10 or to the
                                            ------------
WorldPages Acquisition.

        6.9  [Reserved].
             ----------

        6.10 Confidentiality.  Unless (i) otherwise expressly provided
             ---------------
in this Agreement, (ii) required by Applicable Law or any listing agreement with, or the rules and regulations of, any applicable securities exchange,
(iii) necessary to secure any required Consents as to which the other party has been advised, or (iv) consented to in writing by Parent and the Company, this Agreement and any information or documents furnished in connection herewith shall be kept strictly confidential by the Company, Parent and their respective officers, directors, employees and agents. Prior to any disclosure pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party regarding the nature and extent of the disclosure. Nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by applicable Law. To the extent required by such disclosure obligations, Parent, after consultation with the Company, may file with the SEC a Report on Form 8-K pursuant to the Securities Exchange Act with respect to the Transactions contemplated by this Agreement, which report may include, among other things, financial statements and pro forma financial information with respect to the other party. In connection with any filing with the SEC of a registration statement or amendment thereto under the Securities Act, Parent, after consultation with the Company, may include a prospectus containing any information required to be included therein with respect to the Transactions contemplated by this Agreement, including, but not limited to, financial statements and pro forma financial information with respect to the other party, and thereafter distribute said prospectus. Parent and the Company shall cooperate with the other and provide such information and documents as may be required in connection with any such filings. In the event the Transactions contemplated by this Agreement are not consummated, Parent and the Company shall return to the other all documents furnished by the other and will hold in absolute confidence any information obtained from the other party except to the extent (i) such party is required to disclose such information by Law or such disclosure is necessary or desirable in connection with the pursuit or defense of a claim, (ii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure, (iii) such party received such information on a non-confidential basis from a source, other than the other party, which is not known by such party to be bound by a confidentiality obligation with respect thereto or (iv) such information becomes generally available to the public or is otherwise no longer confidential. Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

        6.11 Tax Goals.
             ---------

             (a) The Parent and the Company acknowledge and agree that the ability of the transactions contemplated in Section 1.2(b), with
                                                --------------
the exception of transactions referred to in Section 1.5 regarding
                                             -----------
former Company shareholders protected from taxation by an applicable tax treaty from taxation under the Income Tax Act [Canada] in respect of any gain realized on such transactions hereof to constitute a tax deferred exchange under Subsection 85[1] of Income Tax Act [Canada] (THE "COMPANY TAX GOAL"), was essential to the Company's decision to execute the Agreement.

             (b) The Parent and the Company further acknowledge and agree that the following was essential to the Parent's and the Company's decision to execute the Agreement: (a) the reorganization of YPTI as a first tier subsidiary of the Parent to allow Parent to meet the requirements of Code section 1502 to file a consolidated US corporate income tax return which shall include YPTI and its wholly owned subsidiary, PCP; (b) the ability to prevent the various transactions from being characterized as a "change of control" relating to Parent, as that term is defined in Code section 382(g); (c) the transaction described in Section 1.2(b) meeting the definition of a "qualified
             --------------
stock purchase" under Code section 338(d)(3); and (d) the ability to transfer the YPTI Common Stock to Parent, along with any proceeds from the disposition of such YPTI Common Stock and the proceeds from the issuance of Newco II Class C Preferred Shares in the US with no adverse Canadian tax consequences. (COLLECTIVELY THE "PARENT TAX GOALS" AND TOGETHER WITH THE COMPANY TAX GOALS, THE "TAX GOALS").

             (c) If between signing the Agreement and the expiration of the Due Diligence Period, either party determines that the structure of the transaction as set forth in Article I hereof will result in the
                                ---------
failure to realize any one or more of the Tax Goals, the Parent and the Company agree to negotiate in good faith any changes to such structure that may be required to realize all of the Tax Goals, provided, however, that if no such structure can be devised that would not materially adversely change the economics of the transaction, then either party may terminate the Agreement by notice given pursuant to Section 11.1.
                                                    -------------

        6.12 Capital Stock and Derivative Securities.  In addition to
             ---------------------------------------
the capital stock of Parent to be issued pursuant to Article I of this
                                                     ---------
Agreement, the Board of Directors of Parent shall have the right to grant or issue (i) the options to acquire shares of Parent Common Stock pursuant to the Parent's 1997 Stock Awards Plan which are listed on the attached
Schedule 6.7(b)(ii); (ii) restricted stock valued at, or warrants to
-------------------
purchase up to 90,000 shares of Parent Common Stock at an exercise price of, U.S. $6.96 per share to be issued to certain non-employee directors of Parent who are responsible for negotiating this Agreement and the WorldPages Acquisition; (iii) the shares of Parent Common Stock issuable upon conversion at Closing of the Great Western Notes at a conversion price of U.S. $5.50 per share; (iv) up to 1,818,182 shares of Parent Common Stock issuable at U.S. $5.50 per share upon conversion of one or more notes which may be issued to the current shareholders of Web and Big Stuff who may lend up to Ten Million Dollars (U.S. $10,000,000.00) to Web or Big Stuff as provided in the agreements by which Parent may acquire Web and Big Stuff; and (v) the shares of Parent Common Stock to be issued upon exercise of options or warrants to be granted at Closing to those persons and at such exercise prices as listed in Schedule 6.7(b)(i).
                             ------------------

                 ARTICLE VII - CONDITIONS TO CLOSING

        7.1  Conditions to Obligations of Each Party to Closing.  The
             --------------------------------------------------
respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

             (a)  No Injunctions or Restraints; Illegality.  No
                  ----------------------------------------
temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement, which makes the consummation of the transactions contemplated by this Agreement illegal.

             (b)  Exchange and Voting Trust Agreement.  The Exchange
                  -----------------------------------
and Voting Trust Agreement shall have been duly executed and delivered by all parties thereto and shall be in full force and effect.

             (c)  [Reserved].
                  ----------

             (d)  Government Approvals.  All consents, other than
                  --------------------
consents the failure of which to be obtained, in the judgment of Parent, would not have a Company Material Adverse Effect, of any domestic or foreign Governmental Authority required for the consummation of the transactions contemplated by this Agreement shall have been obtained by Final Order.

             (e)  Related Transactions.  The acquisition by Parent, or
                  --------------------
a direct or indirect Subsidiary of Parent, of Web and Big Stuff in a tax free reorganization shall have been consummated and any registration statement(s) required for the registration of Parent Common Stock issued to Web and Big Stuff as consideration in connection with the acquisition by Parent shall have been declared effective and no stop order suspending the effectiveness of such registration statement(s) shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC; the Great Western Notes shall have been satisfied by the issuance of Parent Common Stock to the Great Western Shareholders; and the sale of the Class C Preferred Shares, representing at least two percent (2%) of the fair market value of Newco II after the transactions contemplated by this Agreement, to an unrelated third party shall have been completed.

             (f)  Financing.  Parent and the Active Parent
                  ---------
Subsidiaries and the Company and the Subsidiaries shall have received from their lenders (both in Canada and in the United States) an extension of all of their and their subsidiaries' debt owing by them on terms and conditions satisfactory to Parent and the Company or all such debts shall be refinanced on terms satisfactory to Parent and the Company or any consents and approvals required from such lenders is received.

             (g)  Warrant Agreement.  A warrant agreement for the
                  -----------------
purchase of 150,000 shares of Parent Common Stock at an exercise price of U.S. $6.96 for a period of ten (10) years from the Closing Date in a form satisfactory to the parties thereto shall have been executed and delivered by Parent to the ICL Principals (other than Douglas G. McIntyre) listed in such warrant agreement.

             (h)  Shareholder Approval.  All necessary approvals of the
                  --------------------
Shareholders and the shareholders of Parent in connection with the transactions contemplated by this Agreement shall have been obtained.

             (i)  Required Consents.  Any required Consents of any
                  -----------------
Person to the transactions contemplated by this Agreement shall have been obtained on terms and conditions reasonably acceptable to Parent and the Company and be in full force and effect, except for those the failure of which to obtain, in the reasonable judgment of Parent and Company, would not have a Company Material Adverse Effect or Parent Material Adverse Effect.

            (j)  HSR Act, Exon-Florio Filings and Investment Canada
                 --------------------------------------------------
Act.  A determination that the transactions contemplated by this Agreement
---
are permitted shall have been received from the Committee on Foreign Investment in connection with the Exon-Florio Filings and any waiting period applicable to the transactions contemplated by this Agreement under the HSR Act and the Investment Canada Act shall have expired or earlier termination thereof shall have been granted and no action shall have been instituted by either the United States Department of Justice or the United States Federal Trade Commission or appropriate Canadian Governmental Authorities to prevent the consummation of the transactions contemplated by this Agreement or to modify or amend such transactions in any material manner, or if any such action shall have been instituted, it shall have been withdrawn or a final judgment shall have been entered against such Department or Commission or Canadian Governmental Authority, as the case may be.

            (k)  Registration Statement.  The Registration Statement(s)
                 ----------------------
shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC.

            (l)  Blue Sky.  Parent shall have received all state
                 --------
securities Law authorizations necessary to consummate the transactions contemplated hereby.

            (m)  Fairness Opinion.  Parent's Board of Directors shall
                 ----------------
have received from its financial advisors, PaineWebber Incorporated, a written opinion addressed to it for inclusion in the Prospectus/Proxy Statement to the effect that the consideration to be paid, in the aggregate, by the Parent in the transactions contemplated by this Agreement, the Web YP Agreement, the Big Stuff Agreement and the agreement relating to the redemption of the Great Western Notes is fair to Parent from a financial point of view. The opinion is being given as of this date.

             (n) Tax Opinion. Parent and the Company shall have received an opinion from Cassels Brock & Blackwell based on customary representations contained in certificates of Parent, and the Company, to the effect that, if the transactions contemplated by Section 1.2(b) of
                                                     --------------
this Agreement are consummated in accordance with the provisions of this Agreement, the Shareholders who do not immediately exchange the

Company Common Stock owned by them for Parent Common Stock pursuant to this Agreement and who are residents of Canada and hold shares as capital property will be able to treat the transactions contemplated by this Agreement as a tax deferred transfer pursuant to Subsection 85.1 utilizing the provisions of Subsection 85[1] of the Income Tax Act [Canada] provided that such Shareholders and Newco II timely make all joint elections.

             (o)  Contingent Rights I Dividend.  Parent shall have
                  ----------------------------
declared and paid the Contingent Rights I Dividend.

             (p)  NYSE Listing Approval.  Parent shall have received
                  ---------------------
from the NYSE approval for listing with the NYSE of the Parent Common Stock to be issued pursuant to this Agreement, the Web YP Agreement and the Big Stuff Agreement.

             (q)  Escrow Agreement.  The Escrow Agreement described in
                  ----------------
Section 9.1(b) shall have been duly executed and delivered by all
--------------
parties thereto and shall be in full force and effect.

             (r)  ICL Fee.  ICL shall have received assurances that
                  -------
they will receive the fee of U.S. $265,000 described in Section 2.9.
                                                        -----------

             (s) Support Agreement. The Support Agreement shall have been duly executed and delivered by all parties thereto and shall be in full force and effect.

        7.2  Additional Conditions to Obligations of Shareholders and
             ---------------------------------------------------------
Company.  The obligations of the Company to consummate and effect this
-------
Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

             (a)  Representations, Warranties and Covenants.
                  -----------------------------------------

                  (i) The representations and warranties of Parent in this Agreement that are modified by materiality or Parent Material Adverse Effect ("PARENT MODIFIED REPRESENTATION") shall be true and correct in all respects and those that are not so modified ("PARENT NONMODIFIED REPRESENTATION") shall be true and correct in all material respects on the date hereof and, except for changes not prohibited by this Agreement, as of the Closing Date as if made at the Closing Date. Furthermore, none of the representations or warranties of Parent contained in this agreement, disregarding any qualifications therein or in this
        Section 7.2(a) regarding Materiality or Parent Material Adverse
        --------------
        Effect, shall be untrue or incorrect to the extent that such untrue or incorrect representations or warranties, when taken together as a whole, have had or would have a Parent Material Adverse Effect; and

                  (ii) Parent shall have performed and complied with all of the covenants and agreements in all material respects and satisfied in all material respects all of the conditions required by this Agreement to be performed or complied with or satisfied by Parent at or prior to the Closing Date. Notwithstanding anything in this Agreement to the contrary, the parties hereto acknowledge and agree that the consummation of the transactions contemplated by this Agreement and subsequent disposition of the CLEC Operations constitutes a significant change from the plans and strategies described in the 1998 10-K such that the representations and warranties of Parent that reference the 1998 10-K will not be true and correct as of the Closing Date as they relate to the plans and strategies of the business of Parent at Closing.

             (b)  Certificate of Parent and Other Deliveries.  The
                  ------------------------------------------
Company shall have been provided, with (i) a certificate executed on behalf of Parent by an Officer to the effect that, as of the Closing Date, all representations and warranties made by Parent under this Agreement are true and complete except as set forth in Section 7.2(a);
                                                       --------------
and all covenants, obligations and conditions of this Agreement to be performed by Parent on or before such date have been so performed; (ii) a certificate of good standing from the Secretary of State of the State of Delaware that Parent is a validly existing corporation; (iii) duly adopted resolutions of the Board of Directors of Parent approving the execution, delivery and performance of this Agreement and the Company Transaction Agreements to which it is a party and the instruments contemplated hereby and thereby, certified by its Secretary or Assistant Secretary; and (iv) such other documents and instruments as the Company may reasonably request.

             (c)  Legal Opinion.  The Company and the Shareholders
                  -------------
shall have received a legal opinion as to U.S. law issues from Blackwell Sanders Peper Martin LLP, legal counsel to Parent (and if requested by the Company from Canadian legal counsel for Parent as to Canadian law issues), in a form reasonably acceptable to the Company and its legal counsel that addresses matters typically covered in legal opinions in transactions similar to the transactions contemplated by this Agreement, including without limitation, the authority of Parent to enter into this Agreement and the Parent Transaction Agreements and consummate the transactions contemplated hereby and thereby and that the Parent Common Stock issued to the Shareholders pursuant to this Agreement or upon exchange of the Class A Special Shares, Class B Special Shares, or Contingent Rights II shall, subject to the satisfaction of the restrictions contained in Securities Act Rules 144 and 145 or any successor regulations thereto, be freely tradable.

             (d)  [Reserved]

             (e)  Outstanding Parent Stock.  Not more than the number
                  ------------------------
of shares of Parent as reflected in the 1998 10-K shall be outstanding on a fully diluted basis, except as permitted by Section 6.12.
                                                 ------------

             (f)  No Material Adverse Change.  There shall not have
                  --------------------------
occurred after the date hereof any Event that has or reasonably could be expected to have a Parent Material Adverse Effect.

             (g)  Litigation.  There shall be no action, suit, claim
                  ----------
or proceeding of any nature pending, or overtly threatened, against Parent or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Transactions contemplated by this Agreement or the other transactions contemplated by the terms of this Agreement which individually or in the aggregate may cause a Material Adverse Effect.

             (h)  Stock Options.  The stock options referred to in
                  -------------
Section 6.12(v) shall have been granted by the Parent.
---------------

        7.3  Additional Conditions to the Obligations of Parent.  The
             --------------------------------------------------
obligations of Parent to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

             (a)  Representations, Warranties and Covenants.
                  -----------------------------------------

                  (i) The Company Modified Representations shall be true and correct in all respects, and the Company Nonmodified Representations shall be true and correct in all material respects, on the date hereof and, except for changes not prohibited by this Agreement, as of the Closing Date as if made at the Closing Date. Furthermore, none of the representations or warranties of the Company or Shareholders contained in this Agreement, disregarding any qualifications therein or in this Section 7.3(a) regarding
                                              --------------
        materiality or Company Material Adverse Effect, shall be untrue or incorrect to the extent that such untrue or incorrect representations or warranties, when taken together as a whole, have had or would have a Company Material Adverse Effect; and

                  (ii) The Company and Shareholders shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by the Company and Shareholders at or prior to the Closing Date.

             (b)  Certificate of the Company and Other Deliveries.
                  -----------------------------------------------
Parent shall have been provided with (i) a certificate executed on behalf of the Company by its Chief Executive Officer to the effect that, as of the Closing Date all representations and warranties made by the Company in this Agreement are true and correct; and all covenants, obligations and conditions of this Agreement to be performed by the Company and ICL on behalf of the Shareholders on or before such date have been so performed; (ii) a certificate of good standing from the proper authority in the jurisdictions in which the Company and the Subsidiaries are incorporated or qualified to do business stating that each is a validly existing corporation in good standing; (iii) duly adopted resolutions of the Board of Directors of the Company approving the execution, delivery and performance of this Agreement and the Parent Transaction Agreements to which the Company is a party and the instruments contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of the Company; (iv) a true and complete copy of the Articles or Certificate of Incorporation or comparable governing instruments, as amended, of the Company and each of the Subsidiaries certified by the Secretary of State of the state of incorporation or comparable authority in other jurisdictions, and a true and complete copy of the Bylaws or comparable governing instruments, as amended, of Parent and each of the Subsidiaries certified by the Secretary thereof;
(v) the duly executed Resignations on terms and conditions reasonably acceptable to Parent; and (vi) such other documents and instruments as Parent reasonably may request.

             (c)  Legal Opinion.  Parent shall have received (i) a
                  -------------
legal opinion as to Canadian law issues from Cassels Brock & Blackwell, legal counsel to the Company, (and if requested by Parent from U.S. legal counsel for the Company as to U.S. law issues) in a form reasonably acceptable to Parent and its legal counsel that addresses matters typically covered in legal opinions in transactions similar to the transactions contemplated by this Agreement, including without limitation, the authority of all of the Shareholders, the Company and ICL to enter into this Agreement and consummate the transactions contemplated hereby and, if required by Parent, that the shares of Company Common Stock to be transferred to Newco II are subject to the Powers of Attorney; and (ii) an opinion from Barbadian legal counsel that the trustees of the Barbadian Trusts have the authority to execute this Agreement on behalf of the Barbadian Trusts and that the Barbadian Trusts have the authority to enter into this Agreement and the Company Transaction Agreements and consummate the transactions contemplated hereby and thereby and to hold the Parent Common Stock that will be issued to the Barbadian Trusts pursuant to this Agreement.

             (d)  KPMG Opinion.  Parent shall have received an opinion
                  ------------
from KPMG LLP, its independent certified public accountants, that upon completion of the reorganization described in Sections 1.1(a), 1.2(c)
                                              ------------------------
and 1.2(d) hereof, Parent can properly file a consolidated income Tax
----------
return on behalf of a consolidated group which would include Parent, YPTI and the Subsidiaries and that the YPTI transactions can be accomplished as a tax free reorganization under the Code.

             (e)  Litigation.  There shall be no action, suit, claim
                  ----------
or proceeding of any nature pending, or overtly threatened, against Parent or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the transactions contemplated by this Agreement or the other transactions contemplated by the terms of this Agreement which individually or in the aggregate may cause a Parent Material Adverse Effect or a Company Material Adverse Effect.

             (f)  No Material Adverse Change.  There shall have not
                  --------------------------
occurred after the date hereof any Event that has or reasonably could be expected to have a Company Material Adverse Effect.

             (g)  YPTI Transactions.  Parent shall have received
                  -----------------
evidence from the Company reasonably satisfactory to Parent that the YPTI Reclassification has been completed and Parent shall have completed the purchase of the YPTI Common Stock in accordance with Section 1.2(d).
                                                     --------------

             (h)  Subordinated Loan Agreement and Unanimous Shareholders
                  ------------------------------------------------------
Agreement.  PCP shall have satisfied all of its obligations under the
---------
Subordinated Loan Agreement including, without limitation, the repayment in full of the Loans (as defined in the Subordinated Loan Agreement) and all interest accrued thereon. The Subordinated Lenders shall have exercised the warrants evidenced by the Warrant Certificates (as defined in the Subordinated Loan Agreement) and the Class B Shares issued to the Subordinated Lenders thereunder shall have been converted into Company Common Stock. The Subordinated Loan Agreement shall be terminated, no party thereto shall have any remaining or continuing rights or obligations thereunder, and all Liens (as defined in the Subordinated Loan Agreement) granted thereunder shall have been released. The Unanimous Shareholders Agreement shall be terminated and no party thereto shall have any continuing rights or obligations thereunder.

             (i)  ICL Agreements.  All management and other agreements
                  --------------
between ICL and the Company shall have been terminated and no party thereto shall have any continuing rights or obligations thereunder.

             (j)  Affiliate Agreements.  Prior to the Closing Date,
                  --------------------
Parent shall have received the duly executed Affiliate Agreements.

             ARTICLE VIII - TERMINATION AND ABANDONMENT

        8.1  Termination.  This Agreement may be terminated and the
             -----------
transactions contemplated hereby may be abandoned at any time prior to the Closing Date only as follows:

             (a) by mutual written consent of Company and Parent, duly authorized by the Board of Directors of each;

             (b) by the Company or Parent if the Closing shall not have occurred on or before October 31, 1999 (or such other date as may be agreed to by Company and Parent); provided, that, no party may terminate this
                           --------  ----
Agreement under this Section 8.1(b) if such party's breach of this
                     --------------
Agreement has caused or resulted in the failure of the Closing to occur on or before such date;

             (c) by the Company if (i) there are any breaches of any Parent Modified Representation or any material breaches of any Parent Nonmodified Representation, or (ii) Parent has breached or failed to perform, notwithstanding satisfaction or due waiver of all conditions thereto, any of its material covenants or agreements contained herein as to which notice specifying such breach or failure has been given to Parent promptly after the discovery thereof and Parent has failed to cure or otherwise resolve the same to the reasonable satisfaction of the Company within thirty (30) days after receipt of such notice;

             (d) by Parent if (i) there are any breaches of any Company Modified Representations or any material breaches of any Company Nonmodified Representations, or (ii) Company has breached or failed to perform, notwithstanding satisfaction or due waiver of all conditions thereto, any of its material covenants or agreements contained herein as to which notice specifying such breach or failure has been given to Company promptly after the discovery thereof and Company has failed to cure or otherwise resolve the same to the reasonable satisfaction of the Parent within thirty (30) days after receipt of such notice;

             (e) by Company or Parent if a court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting this Agreement or any of the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

             (f)(i) by the Company if the stockholders of Parent fail to approve the issuance of the Parent Common Stock pursuant to this Agreement or the other transactions contemplated or otherwise referenced herein, as applicable, at the meeting duly convened therefor;

             (f)(ii) by Parent if the stockholders of Parent fail to approve the issuance of the Parent Common Stock pursuant to this Agreement or the other transactions contemplated or otherwise referenced herein, as applicable, at the meeting duly convened therefor;

             (g) by Parent, if Company or its Board of Directors breaches any provision of Section 6.8;
                 -----------

             (h) by the Company, if Parent or its Board of Directors breaches any provision of Section 6.8;
                          -----------

             (i) by the Parent or the Company upon the occurrence of the events described in Sections 1.7 or 6.11; or
                    --------------------

             (j) Anything to the contrary herein notwithstanding, the termination fee set forth in Section 8.2 shall not be payable in the
                             -----------
following circumstances: (a) by the Company or any Subsidiary upon the completion of an initial public offering of securities, or (b) the acquisition of other yellow pages publishers (directly or indirectly) or
(c) the sale by the Parent of the shares of the CLEC Operations or the assets thereof.

        The party desiring to terminate this Agreement pursuant to the preceding clauses (b), (c), (d), (e), (f)(i), (f)(ii), (g), (h) or (i) shall give written notice of such termination to the other party in accordance with Section 11.1, below.
                ------------

        8.2  Termination Fees and Rights.  In recognition of the
             ---------------------------
considerable time and expense that the parties have expended and will expend in entering into this Agreement, and pursuing the other transactions contemplated hereby, the following fees shall be payable and right to terminate shall accrue in the event of termination of this Agreement:

             (a) To the extent that this Agreement is terminated solely pursuant to Section 8.1(a), 8.1(b) or 8.1(e) and neither a Company
            --------------------------------
Triggering Transaction nor Parent Triggering Transaction has occurred prior to the date of such termination , no termination fees are payable to any party and this Agreement shall become void and of no effect with no liability on the part of any party hereto (or any of its directors, officers, employees, agents, or representatives); provided, that no such termination shall relieve any party hereto from any liability under
Section 8.3, 9.1 or 9.7 or for any breach of this Agreement.
-----------------------

             (b) If this Agreement is terminated by the Company pursuant to Section 8.1(c), 8.1(f)(i), 8.1(h) or 8.1(i), Parent shall promptly pay
   -------------------------------------------
a termination fee to Company in an amount equal to U.S. $1,560,150 and to WorldPages in an amount equal to U.S. $939,850, inclusive of expenses by wire transfer of immediately available funds if Parent consummates a Parent Triggering Transaction within six (6) months of the date of such termination, provided that if WorldPages is a party to the Parent
             --------
Triggering Transaction, then all of the $2,500,000 payable as a termination fee hereunder shall be paid to the Company and no fee shall be paid to WorldPages.

             (c)  If this Agreement is terminated by Parent pursuant to
Section 8.1(d) or 8.1(g) or 8.1(i), Company shall promptly pay a
-----------------------------------
termination fee to Parent in an amount equal to U.S. $2,025,000 and to WorldPages in an amount equal to U.S. $475,000 by wire transfer of immediately available funds if Company consummates a Company Triggering Transaction within six (6) months of the date of such termination, provided that if WorldPages is a party to the Company Triggering
--------
Transaction, then all of the $2,500,000 payable as a termination fee hereunder shall be paid to Parent and no fee shall be paid to WorldPages.

             (d) If this Agreement is terminated by the Company or by Parent pursuant to Section 8.1(f)(i) or 8.1(f)(ii), respectively, no
                   -------------------------------
termination fee shall be payable by Company even if Company consummates a Company Triggering Transaction.

             (e) If a termination fee is payable by a party pursuant to this Agreement and a termination fee is payable by the same party pursuant to the Web YP Agreement and the Big Stuff Agreement, then the parties agree that notwithstanding anything herein or therein to the contrary, there shall be no "doubling" of such termination fee and that a maximum of $2,500,000 shall be paid by any party required to pay a termination fee, whether payable hereunder or pursuant to the Web YP Agreement or the Big Stuff Agreement.

        8.3  Procedure Upon Termination.  In the event of termination
             --------------------------
pursuant to this Article VIII, the transactions contemplated by this
                 ------------
Agreement shall be abandoned without further action by the Company or Parent, provided that the agreements contained in Sections 8.2, 8.3, 9.1
                                                  ----------------------
and 9.7 hereof shall remain in full force and effect.  If this Agreement
-------
is terminated as provided herein, each party shall use its reasonable best efforts to redeliver all documents, work papers and other material (including any copies thereof) of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same.

              ARTICLE IX - SURVIVAL OF REPRESENTATIONS
                  AND WARRANTIES; INDEMNIFICATION

        9.1  Indemnification by the ICL Principals.
             -------------------------------------

             (a) Subject to the limitation contained in the last sentence of this Section 9.1(a), if the Closing has occurred, subject
                 --------------
to the terms and conditions of this Article IX, the ICL Principals
                                    ----------
shall indemnify Parent, and its officers, directors, agents and representatives (THE "INDEMNITEES"), from and in respect of, and hold the Indemnitees harmless against, any and all damages, fines, penalties, losses, liabilities, judgments, and deficiencies (including without limitation amounts paid in settlement and interest and reasonable legal and accounting fees), but which amount shall be offset or reduced by the amount of any insurance proceeds received by Parent in respect of any of the foregoing, incurred or suffered by any of the Indemnitees ("DAMAGES") resulting from, relating to or in connection with any misrepresentation or breach of warranty of the ICL Principals or for any other matters referred to elsewhere in this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the sole remedy under this indemnity provided by the ICL Principals or for any other matters referred to elsewhere in this Agreement is recourse to the shares escrowed under the Escrow Agreement whatever their value, while in escrow, and no other liability whatsoever shall accrue to any of the ICL Principals or Shareholders.

             (b) At Closing, (i) the ICL Principals and the Parent shall execute an escrow agreement (THE "ESCROW AGREEMENT") with an escrow agent (THE "ESCROW AGENT") both of which as shall be reasonably acceptable to the Parent and the Representative and (ii) the ICL Principals shall deposit all of their Class A Special Shares and the Class B Special Shares, except as set forth on Schedule 9.1(b) hereto,
                                               ---------------
with the Escrow Agent to be used as payment for any of the indemnification obligation of the ICL Principals pursuant hereto.

             (c) The ICL Principals acknowledge that their indemnification obligations hereunder are solely in their capacity as former shareholders of the Company, and, accordingly, the indemnification obligations in this Article IX shall not entitle any
                                    ----------
ICL Principal who was or is a current or former officer, director or employee of the Company to any indemnification from the Company or the Parent pursuant to the organizational or governing documents of the Company or the Parent.

        9.2  Method of Asserting Claims.
             --------------------------

             (a) Prior to the expiration of six (6) months from the Closing Date, each Indemnitee shall give written notice (THE "CLAIM NOTICE") to the Representative, as agent for the ICL Principals, of any and all claims or events known to it which gives rise or may give rise to a claim for indemnification hereunder by the Indemnitee against the ICL Principals (AN "INDEMNIFIABLE CLAIM"). The Claim Notice shall specify the nature and estimated amount of such Damages (THE "CLAIMED AMOUNT"). In the case of any claim for indemnification hereunder arising out of a claim, action, suit or proceeding brought by any Person who is not a party to this Agreement (A "THIRD-PARTY CLAIM"), prior to expiration of six (6) months from the Closing Date, the Indemnitee also shall give the Representative, as agent for the ICL Principals, copies of any written claims, process or legal pleadings with respect to such Third-Party Claim.

             (b) Within forty-five (45) days after delivery of a Claim Notice, the Representative shall notify the Parent and the Escrow Agent in writing of his objections, if any, to the Claim. Payments from the Escrow Account shall be made, and disputes shall be resolved, as set forth in the Escrow Agreement.

        9.3  Third Party Claims.
             ------------------

             (a) Except as otherwise provided in paragraph (c) below, the Representative, as agent for the ICL Principals, may elect to compromise or defend, subject to the limitations contained in the last sentence of Section 9.1(a), at the ICL Principals' own expense and by
             --------------
the ICL Principals' own counsel reasonably satisfactory to the Indemnitee, any Third-Party Claim; provided that (i) the Representative provides the Indemnitee with reasonable evidence that the ICL Principals will have the financial resources to defend against such claim and fulfill their indemnification obligations hereunder; and (ii) the giving of a Defense Notice (as defined below) by the Representative shall constitute an acknowledgment by the ICL Principals of their obligation to indemnify the Indemnitee with respect to such Third-Party Claim in accordance with the terms of this Article IX. If the Representative,
                                  ----------
as agent for the ICL Principals, elects to compromise or defend a Third-Party Claim, the Representative shall, within thirty (30) days of its receipt of the notice provided pursuant to Section 9.2(a) hereof (or
                                           --------------
sooner, if the nature of such Third-Party Claim so requires), notify the related Indemnitee of its intent to do so (A "DEFENSE NOTICE"), and such Indemnitee shall reasonably cooperate in the compromise of, or defense against, such Third-Party Claim. Subject to the limitations contained in the last sentence of Section 9.1(a), the ICL Principals shall be
                        -----------------
responsible for the payment of such Indemnitee's actual reasonable out-of-pocket expenses (including reasonable legal and accounting fees) incurred in connection with such cooperation, and such expenses shall constitute Damages incurred or suffered by Parent within the meaning of
Section 9.1(a) hereof.  After notice from the Representative, as agent
--------------
for the ICL Principals, to an Indemnitee of its election to assume the defense of a Third-Party Claim, the ICL Principals shall not be liable to such Indemnitee under this Article IX for any legal expenses
                              ----------
subsequently incurred by such Indemnitee in connection with the defense thereof. If the Representative, as agent for the ICL Principals, elects not to compromise or defend against a Third-Party Claim, or fails to notify an Indemnitee of its election as provided in this Section 9.3,
                                                         -----------
such Indemnitee may pay, compromise or defend such Third-Party Claim on behalf of and for the account and risk of the ICL Principals (and any amount paid or expenses incurred in connection therewith shall constitute Damages (within the meaning of Section 9.1(a) hereof)
                                          --------------
incurred or suffered by Parent, subject to the limitations contained in the last sentence of Section 9.1(a)). The Representative may not
                     ---------------
consent to entry of any judgment or enter into any settlement without the written consent of each related Indemnitee (which consent shall not be unreasonably withheld), unless such judgment or settlement provides solely for money damages or other money payments for which such Indemnitee is entitled to indemnification hereunder and includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect of such Third-Party Claim.

             (b)  [Reserved].

             (c) If there is a reasonable likelihood that a Third-Party Claim may have a material adverse effect on an Indemnitee, other than as a result of money damages or other money payments for which such Indemnitee is entitled to indemnification hereunder, such Indemnitee will have the right, after consultation with the Representative, and at the cost and expense of the ICL Principals (which costs and expenses, other than legal and accounting fees, shall constitute Damages (within the meaning of Section 9.1(a) hereof) to the extent provided therein,
               --------------
subject to the limitations contained in the last sentence of Section
                                                             -------
9.1(a), to defend such Third-Party Claim.
------

        9.4  Survival. The representations and warranties of the
             --------
Company set forth in this Agreement shall survive the Closing and shall continue for six (6) months following the Closing Date. The representation and warranties shall not be affected by any examination made for or on behalf of Parent or the knowledge of any of Parent's officers, directors, stockholders, employees or agents, except that the representations and warranties are qualified by the matters disclosed in the schedules to the representations and warranties of the Company and the ICL Principals and Parent agrees that Parent has knowledge of such matters. Notwithstanding anything to the contrary herein, if a claim for indemnification is made before the expiration of the periods of survival set forth above in this Section 9.4, then (notwithstanding
                                 -----------
the expiration of such time period) the representation or warranty applicable to such claim shall survive until, but only for purposes of, the resolution of such claim and the Escrow Agreement shall provide that the number of shares of stock in the escrow having a value equal to three times the Claimed Amount shall remain in escrow until such claim is resolved and the balance of such shares shall be released from escrow six (6) months from the Closing Date.

        9.5  Limitations.
             -----------

             (a) Subject to the limitations contained in the last sentence of Section 9.1(a), the ICL Principals shall not be liable
            --------------
under this Article IX unless and until the aggregate amount of Damages
           ----------
incurred or suffered by Indemnitees exceeds U.S. $100,000. For purposes of the preceding sentence, no independent claims of less than U.S. $10,000 may be made; provided however, that all claims arising out of a common set of facts shall be aggregated for purposes of determining whether the U.S. $10,000 threshold has been met.

             (b)  No claim for indemnification pursuant to Section 9.1
                                                           -----------
shall be made unless asserted by a written notice given to the Representative on or before six (6) months from the Closing Date. For greater certainty, no Claim Notice may be given after six (6) months from the Closing Date.

        9.6  The Representative.
             ------------------

             (a) The Company and the ICL Principals hereby authorize, direct and appoint any two of the three of Stephen D. Lister, Jeffrey L. Rosenthal and Edward Truant to act as the sole and exclusive agents, attorneys-in-fact and representatives of the ICL Principals (COLLECTIVELY, THE "REPRESENTATIVE"), and authorizes and directs the Representative to (i) take any and all actions (including without limitation executing and delivering any documents, subject to the limitations contained in the last sentence of Section 9.1(a),
                                              --------------
incurring any costs and expenses for the account of the ICL Principals (which will constitute Damages incurred or suffered by Parent within the meaning of Section 9.1(a) hereof) and making any and all
           --------------
determinations) which may be required or permitted by this Agreement to be taken by the ICL Principals or the Representative, (ii) exercise such other rights, power and authority as are authorized, delegated and granted to the Representative hereunder in connection with the transactions contemplated hereby and (iii) exercise such rights, power and authority as are incidental to the foregoing. Any such actions taken, exercises of rights, power or authority, and any decision or determination made by the Representative consistent therewith, shall be absolutely and irrevocably binding on each Indemnitor as if such Indemnitor personally had taken such action, exercised such rights, power or authority or made such decision or determination in such Indemnitor's individual capacity. Notwithstanding any other provision of this Agreement, if the Closing occurs, then with respect to the matters covered by Article IX, (i) each of the ICL Principals
                   ----------
irrevocably relinquishes such ICL Principal's right to act independently and other than through the Representative, except with respect to the removal of the Representative or appointment of a successor Representative as provided in Section 9.6(b) below, and (ii) no ICL
                              --------------
Principals shall have any right under this Agreement or otherwise to institute any suit, action or proceeding against the Company or Parent with respect to any such matter, any such right being irrevocably and exclusively delegated to the Representative. The Representative hereby acknowledges and accepts the foregoing authorization and appointment and agrees to serve as the Representative in accordance with this Agreement.

             (b) The Representative shall serve as Representative until his resignation, removal from office, incapacity or death; provided, however, that the Representative shall not have the right to resign (A) without prior written notice to the ICL Principals and (B) until a successor thereto is elected by the ICL Principals and notification is given to Parent. The Representative may be removed at any time, and a successor representative may be appointed, pursuant to written action by ICL Principals. Any successor to the Representative shall, for purposes of this Agreement, be deemed to be, from the time of the appointment thereof in accordance with the terms hereof, the Representative, and from and after such time, the term "REPRESENTATIVE" as used herein and therein shall be deemed to refer to such successor. No appointment of a successor shall be effective unless such successor agrees in writing to be bound by the terms of this Agreement.

             (c) The Representative shall be permitted to retain counsel, consultants and other advisors.

             (d)  The provisions of this Section 9.6 shall in no way
                                         -----------
impose any obligations on Parent. In particular, notwithstanding any notice received by Parent to the contrary (except any notice of the appointment of a successor Representative approved by Parent in accordance with paragraph (b) of this Section 9.6), Parent (i) shall
                                      -----------
be fully protected in relying upon and shall be entitled to rely upon, shall have no liability to the ICL Principals with respect to, and shall be indemnified by the ICL Principals subject to the limitations contained in the last sentence of Section 9.1(a) from and against all
                                  --------------
liability arising out of (any such indemnifiable amounts constituting Damages within the meaning of Section 9.1(a) hereof) actions,
                              --------------
decisions and determinations of the Representative and (ii) shall be entitled to assume that all actions, decisions and determinations of the Representative are fully authorized by the ICL Principals.

             (e) The Representative shall not be liable to the ICL Principals for the performance of any act or the failure to act so long as he acted or failed to act in good faith in what he reasonably believed to be the scope of his authority and for a purpose which he reasonably believed to be in the best interests of the ICL Principals.

        9.7  Indemnification by the Parent.
             -----------------------------

             (a)  Indemnity.  If the Closing has occurred, subject to
                  ---------
the terms and conditions of this Section 9.7, Parent shall indemnify
                                 -----------
the ICL Principals from and in respect of all, and hold the ICL Principals harmless against, any and all damages, fines, penalties, losses, liabilities, judgments and deficiencies (including without limitation amounts paid in settlement and interest and reasonable legal and accounting fees ) ("ICL PRINCIPAL DAMAGES") resulting from, relating to or in connection with any misrepresentation or breach of warranty of the Parent contained in this Agreement or for any other matters referred to elsewhere in this Agreement.

             (b)  Survival.  The representations and warranties of
                  --------
Parent set forth in this Agreement shall survive the Closing and shall continue until six (6) months after Closing Date. The representations and warranties shall not be affected by any examination made for or on behalf of the Company or ICL Principals or the knowledge of any of the Company's officers, directors, stockholders, employees or agents, except that the representations and warranties are qualified by the matters disclosed in the schedules to the representations and warranties of the Parent, and the Company agrees that the Company has knowledge of such matters. Notwithstanding anything to the contrary herein, if a claim for indemnification is made before the expiration of the periods of survival set forth above in this Section 9.7, then (notwithstanding
                                 -----------
the expiration of such time period) the representation or warranty applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

             (c)  Limitations.  Parent shall not be liable under this
                  -----------
Section 9.7 unless and until the aggregate amount of ICL Principal
-----------
Damages incurred or suffered by the ICL Principals exceeds U.S. $100,000. Furthermore, the liability of Parent under this Section 9.7
                                                           -----------
shall not exceed the fair market value of all of the Class A Special Shares and Class B Special Shares originally placed in escrow by the

ICL Principals determined as of the date the claim for indemnification is fully resolved either by agreement of the parties or the entry by a court of competent jurisdiction of a final nonappealable judgment or order. No claim for indemnification pursuant to Section 9.7 shall be
                                                 -----------
made unless asserted by a written notice given to Parent on or before six (6) months from the Closing Date. For greater certainty, no notice of a claim for indemnification may be given after six (6) months from the Closing Date.

                  ARTICLE X - AMENDMENT AND WAIVER

        10.1 Amendment.  Except as is otherwise required by Applicable
             ---------
Law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

        10.2 Extension; Waiver.  At any time prior to the Closing Date,
             -----------------
Parent, on the one hand, and the Company, ICL on behalf of the Shareholders and ICL Principals, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made by such other party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                  ARTICLE XI - GENERAL PROVISIONS

        11.1 Notices.  All notices and other communications hereunder
             -------
shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             (a)  if to Parent, to:

                  Advanced Communications Group, Inc.
                  390 South Woods Mill Road, Suite 150
                  St. Louis, Missouri
                  USA  63017
                  Attn:  Mr. Richard O'Neal
                  Facsimile:  (314) 205-8141

                  with a copy to:

                  Blackwell Sanders Peper Martin LLP
                  720 Olive Street, Suite 2400
                  St. Louis, Missouri
                  USA  63101-4834
                  Attn:  Mr. Craig Adoor
                  Facsimile:  (314) 345-6060

             (b)  if to the Company and Shareholders, to:

                  Imperial Capital Ltd.
                  1 First Canadian Place, Suite 5102
                  Toronto, Ontario
                  Canada M5X 1E3
                  Attn:  Managing Partner
                  Facsimile: (416) 362-8660
                  with a copy to:

                  Cassels Brock & Blackwell
                  Scotia Plaza - Suite 2100
                  40 King Street West
                  Toronto, Ontario
                  Canada  M5H 3C2
                  Attn:  Mr. Maxwell Gotlieb
                  Facsimile: (416) 360-8877

        11.2 Interpretation.  The words "include," "includes" and
             --------------
"including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules to this Agreement are hereby incorporated in and made a part of this Agreement as if set forth in full herein. References herein to "dollars", "Dollars", "U.S. $" and "$" shall be deemed, in each case, to mean U.S. dollars, unless expressly stated otherwise herein.

        11.3 Counterparts.  This Agreement may be executed in one or
             ------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. One or more of the parties hereto may sign this Agreement and deliver this Agreement by facsimile transmission. The parties hereto agree that a facsimile of a signature shall be deemed an original signature.

        11.4 Entire Agreement; Assignment.  This Agreement including,
             ----------------------------
but not limited to, the Recitals hereto, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof including, but not limited to, the Letter of Intent dated April 11, 1999 by and among Parent, the Company, Web, Big Stuff and O'Neal and the Confidentiality Agreement dated April 11, 1999 by and among Parent, the Company, Web, Big Stuff and O'Neal; (ii) are not intended to confer upon any other Person any rights or remedies hereunder except that the Representative shall have the express rights articulated in Article
                                                            -------
IX; and (iii) shall not be assigned by operation of law or otherwise
--
except as otherwise specifically provided, except that Parent may assign its rights and delegate its obligations hereunder to its affiliates, provided Parent shall remain liable hereunder.

        11.5 Severability.  In the event that any provision of this
             ------------
Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto so long as consideration of the Agreement is not materially affected for any party hereof. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        11.6 Other Remedies.  Subject to the limitations contained in
             --------------
this Agreement, including without limitation those contained in the last sentence of Section 9.1(a), any and all remedies herein expressly
            ---------------
conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        11.7 Governing Law.  This Agreement shall be governed by and
             -------------
construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

        11.8 Rules of Construction.  The parties hereto agree that they
             ---------------------
have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        11.9 Limitation of Liability of Trustee.  The parties hereto
             ----------------------------------
agree that none of the trustees of any trust referred to in this Agreement has any personal liability or obligations in respect of the obligations of the trust under this Agreement and that the sole recourse against the trust and the trustees pursuant to this Agreement shall be solely against the shares of the ICL Principals held pursuant to the Escrow Agreement. For greater certainty, the term trust includes the trustees and where any reference is made herein to an act to be performed by or on behalf of the trust, such reference shall be construed and applied for all purposes as if it referred to an act to be performed by or on behalf of the trustees, each in his representative capacity as trustee of the trust, and where any reference is made hereto to an act to be performed by or for or on behalf of any of the trustees, such reference shall be construed and applied for all purposes as if it referred to an act to be performed by or for or on behalf of each of the trustees in his capacity as a trustee.

                     ARTICLE XII - DEFINITIONS

        12.1 Definitions.
             -----------

        "Acquisition CLEC Shares" means the quotient of the CLEC Sales Price Decrease divided by U.S. $5.50.

        "Active Parent Subsidiaries" means Feist; Firstel; Value; Great Western Directories, Inc.; Telecom Resources, Inc.; the Switchboard of Oklahoma City, Inc.; Long Distance Management of Kansas, Inc.; Long Distance Management II, Inc.; and National Telecom, a proprietorship.

        "Affiliate Agreements" shall have the meaning set forth in
Section 4.13.
------------

        "Agreement" shall have the meaning set forth in the preamble hereto.

        "Aggregate Acquisition Shares" means the sum of the aggregate number of Class B Special Shares and Contingent Rights II outstanding as of the Closing Date.

        "Anniversary Date" shall mean the first anniversary of the Closing
Date.

        "Associates" shall have the meaning set forth in Section 6.8.
                                                         -----------

        "Barbadian Trusts" means collectively, Cold Trust, Global
Investment Trust, Freezer Trust, Storage Trust, Directory Trust and Publisher Trust.

        "Benefit Plan" shall mean (i) an employee benefit plan as defined in Section 3(3) of ERISA, even if, because of some other provision of ERISA, such plan is not subject to any other provision of ERISA, such plan is not subject to any or all of ERISA's provisions, and (ii) whether or not described in the preceding clause, (a) any pension, profit sharing, stock bonus, deferred or supplemental compensation, retirement, thrift, stock purchase or stock purchase or stock option plan, or any other compensation, welfare, insurance, medical, hospitalization, fringe benefit or retirement plan, program, policy, course of conduct, understanding or arrangement of any kind whatsoever, whether formal or informal, oral or written, providing for benefits for or the welfare of any or all of the current or former employees or agents of the employer or their beneficiaries or dependents, (b) Multi-employer Plan, or (c) a multiple employer plan as defined in Section 413 of the Code or in any other applicable Law.

        "Big Stuff" shall have the meaning set forth in Recital E hereto.

        "Big Stuff Agreement" shall mean that certain Acquisition
Agreement dated as of June 3, 1999 by and among Parent, ACG Acquisition VII Corp., Big Stuff, Richard O'Neal and Dick Reid.

        "Claim Notice" shall have the meaning set forth in Section
                                                           -------
9.2(a).
------

        "Claimed Amount" shall have the meaning set forth in Section
                                                             -------
9.2(a).
------

        "Class A Special Shares" shall have the meaning set forth in
Section 1.1(b).
--------------

        "Class B Special Shares" shall have the meaning set forth in
Section 1.1(b).
--------------

        "CLEC Operations" shall mean Feist, Firstel, Valu, and such other non-yellow pages operating subsidiaries or operations of Parent as shall be determined by the Board of Directors of Parent.

        "CLEC Sales Price" shall mean the aggregate consideration received by Parent from the sale(s) of the CLEC Operations, reduced by warranty claims and paying or reserving against the taxes payable by Parent or a subsidiary of Parent directly attributable to the sale(s) of the CLEC Operations. For greater certainty and explanation, but not limitation, the consideration received by Parent shall not be reduced by any fee paid to NationsBanc Montgomery Securities, L.L.C. in connection with the sale(s) of the CLEC Operations or to PaineWebber Incorporated.

        "CLEC Sales Price Decrease" shall have the meaning set forth in
Section 5.10(c) hereof.
---------------

        "CLEC Sales Price Increase" shall have the meaning set forth in
Section 5.10(b) hereof.
---------------

        "Closing" shall mean the closing of the transactions contemplated by this Agreement.

        "Closing Date" shall mean the date upon which the Closing actually occurs.

        "Code" shall mean the Internal Revenue Code of 1986, as amended and the Treasury regulations thereunder.

        "Company" shall have the meaning set forth in the preamble hereto.

        "Company Common Stock" shall have the meaning set forth in
Section 1.1(c).
--------------

        "Company Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, condition (financial or otherwise), properties, liabilities or the results of operations of Company and the Subsidiaries taken as a whole, (ii) the ability of Company to perform its obligations set forth in this Agreement and the Company Transaction Agreements (as herein defined), or (iii) the ability to timely consummate the transactions contemplated by this Agreement and the Company Transaction Agreements.

        "Company Material Contract" shall mean a material note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal to which Company or any Subsidiary is a party and which is with an affiliate of Company or of a Subsidiary, if the financial obligation of Company or a Subsidiary thereunder or applicable to the assets or properties of Company or a Subsidiary could exceed

U.S. $50,000 after the Closing Date or if it provides for recurring monthly revenues to Company or a Subsidiary in excess of U.S. $100,000 or includes any exclusivity or non-competition restrictions applicable to Company or a Subsidiary.

        "Company Modified Representations" shall mean the representations and warranties of the Company and the ICL Principals contained in this Agreement that are modified by materiality or Company Material Adverse Effect.

        "Company Nonmodified Representations" shall mean the representations and warranties of the Company and Shareholders contained in this Agreement that are not modified by materiality or Company
Material Adverse Effect.

        "Company Permits" shall mean all permits, certificates, licenses, approvals, and other authorization required in connection with the operation of the business of the Company and the Subsidiaries.

        "Company Real Property Leases" shall have the meaning set forth in
Section 2.12(b).
---------------

        "Company Tax Goal" shall have the meaning set forth in Section
                                                               -------
6.11(a).
-------

        "Company Transaction Agreements" shall have the meaning set forth in Section 2.4.
   -----------

        "Company Triggering Transaction" means any transaction by way of a purchase or sale of shares or assets, a merger a reverse take-over or other business combination involving the Company or any Subsidiary or any subsidiary of the Company formed, organized or acquired directly or indirectly by the Company on or after the date hereof, (i) with Web or Big Stuff, or (ii) which results in the sale of the yellow pages publishing business of the Company or any Subsidiary, or (iii) with another Person or entity which derives the majority of their revenues from a business other than the yellow pages publishing business.

        "Consent" shall have the meaning set forth in Section 2.5.
                                                      -----------

        "Contingent Rights I" shall mean, collectively, the rights to receive Parent Common Stock pursuant to Section 5.10(b) hereof, which
                                        ---------------
rights shall be represented by certificates, the form of which shall be designated at a later date, and which shall be non-transferable, except by operation of law.

        "Contingent Rights II" shall mean, collectively, the rights to receive Parent Common Stock pursuant to Section 5.10(c) hereof, which
                                        ---------------
rights shall be represented by certificates, the form of which shall be designated at a later date, and which shall be non-transferable, except by operation of law.

        "Damages" shall have the meaning set forth in Section 9.1(a).
                                                      --------------

        "Defense Notice" shall have the meaning set forth in Section
                                                             -------
9.3(a).
------

        "Due Diligence Period" shall have the meaning set forth in
Section 1.7(a).
--------------

        "Eligible Acquisition Shareholders" shall mean the holders of Class B Special Shares and the holders of the Contingent Rights II on the Closing Date, immediately after giving effect to the Closing.

        "Eligible Acquisition Shareholder's Proportionate Share" means, for any Eligible Acquisition Shareholder, the quotient of the number of Class B Special Shares and Contingent Rights II owned by such Eligible Acquisition Shareholder on the Closing Date, immediately after giving effect to the Closing, divided by the Aggregate Acquisition Shares.

        "Eligible Parent Shareholders" shall mean the holders of Contingent Rights I on the Closing Date, immediately after giving effect to the Closing.

        "Eligible Parent Shareholder's Proportionate Share" means, for any Eligible Parent Shareholder, the quotient of (i) the number of Contingent Rights I owned by such Eligible Parent Shareholder on the Closing Date, immediately after giving effect to the Closing, divided by
(ii) the aggregate number of outstanding Contingent Rights I.

        "Enforceability Exceptions" shall have the meaning set forth in
Section 2.4.
-----------

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, together with all regulations thereunder.

        "Escrow Agent" shall have the meaning set forth in Section
                                                           -------
9.1(b).
------

        "Escrow Agreement" shall have the meaning set forth in Section
                                                               -------
9.1(b).
------

        "Event" shall have the meaning set forth in Section 2.8.
                                                    -----------

        "Exchange and Voting Trust Agreement" shall have the meaning set forth in Section 6.5.
         -----------

        "Exon-Florio Filing" shall have the meaning set forth in Section 2.5.
                                                                 -----------

        "Extraordinary Transactions" shall have the meaning set forth in
Section 6.8.
-----------

        "Feist" shall mean Feist Long Distance Service, Inc.

        "Final Order," with respect to any Consent of a Governmental Authority, shall mean an action by the appropriate Governmental Authority as to which: (i) no request for stay by such Governmental Authority of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed; (ii) no petition for rehearing or reconsideration of the action is pending before such Governmental Authority, and no appeal or comparable administrative remedy is pending before such Governmental Authority, and the time for filing any such petition, appeal or administrative remedy has passed; (iii) such Governmental Authority does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of the Governmental Authority action is pending or in effect, and if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

        "Final Sale Date" shall have the meaning set forth in Section 5.10(b).
                                                              ---------------

        "Firstel" shall mean Firstel, Inc.

        "Governmental Authority" shall have the meaning set forth in
Section 2.5.
-----------

        "Great Western Credit Agreement" shall have the meaning set forth in Section 3.6.
   -----------

        "Great Western Shareholders" shall have the meaning set forth in Recital E.
---------

        "Great Western Notes" shall have the meaning set forth in Recital E.
                                                                  ---------

        "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        "ICL" shall have the meaning set forth in the preamble hereto.

        "ICL Principal Damages" shall have the meaning set forth in
Section 9.7(a).
--------------

        "Income Tax Act [Canada]" shall have the meaning set forth in
Section 1.5.
-----------

        "Indemnifiable Claim" shall have the meaning set forth in Section
                                                                  -------
9.2(a).
------

        "Indemnitees" shall have the meaning set forth in Section 9.2(a).
                                                          --------------

        "Law" shall have the meaning set forth in Section 2.6.
                                                  -----------

        "Litigation" shall have the meaning set forth in Section 2.7.
                                                         -----------

        "Multi-employer Plan" shall mean a multi-employer plan as defined in Section 3(37) of ERISA or in any other applicable Law.

        "Newco I Common Stock" shall have the meaning set forth in
Section 1.1(b).
--------------

        "Newco I Preferred Stock" shall have the meaning set forth in
Section 1.1(b).
--------------

        "Newco II Common Stock" shall have the meaning set forth in
Section 1.1(b).
--------------

        "NYSE" shall mean the New York Stock Exchange, Inc.

        "Parent CLEC Shares" means the quotient of the CLEC Sales Price Increase divided by U.S. $5.50.

        "Parent Common Stock" shall have the meaning set forth in Section
                                                                  -------
3.2.
---

        "Parent Financial Statements" shall have the meaning set forth in
Section 3.8.
-----------

        "Parent Guaranty" shall have the meaning set forth in Section 3.6.
                                                              -----------

        "Parent Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, condition (financial or otherwise), properties, liabilities or the results of operations of Parent and the Active Parent Subsidiaries taken as a whole, (ii) the ability of Parent to perform its obligations set forth in this Agreement and the Parent Transaction Agreements, or (iii) the ability of Parent to timely consummate the transactions contemplated by this Agreement and the Parent Transaction Agreements.

        "Parent Material Contract" shall have the meaning set forth in
Section 3.13.
------------

        "Parent Modified Representation" shall have the meaning set forth in Section 7.2(a)(i).
   -----------------

        "Parent Nonmodified Representation" shall have the meaning set forth in Section 7.2(a)(i).
         -----------------

        "Parent Permits" shall have the meaning set forth in Section 3.11.
                                                             ------------

        "Parent Preferred Stock" shall have the meaning set forth in
Section 1.1(a).
--------------

        "Parent Recapitalization" shall have the meaning set forth in
Section 1.1(a).
--------------

        "Parent Securities Filings" shall have the meaning set forth in
Section 3.7.
-----------

        "Parent Series A Stock" shall have the meaning set forth in
Section 3.2.
-----------

        "Parent Tax Goals" shall have the meaning set forth in Section
                                                               --------
6.11(b).
-------

        "Parent Transaction Agreements" shall have the meaning set forth in Section 3.4.
   -----------

        "Parent Triggering Transaction" means any transaction by way of a purchase or sale of shares or assets, a merger, a reverse take-over or other business combination involving the Parent or any Parent Subsidiary or any subsidiary of the Parent formed, organized or acquired directly or indirectly by the Parent on or after the date hereof with (i) Web or Big Stuff, or (ii) which results in the sale of the yellow pages publishing business of the Parent or Great Western Directories, Inc., or (iii) with another Person or entity which derives the majority of their revenues from a business other than the yellow pages publishing business.

        "PCP Acquisition Agreement" shall have the meaning set forth in
Section 2.16.
------------

        "PCP Closing Date" shall have the meaning set forth in Section 2.16.
                                                               ------------

        "Person" shall mean and include an individual, corporation, partnership, association, trust or other entity or organization, including a Governmental Authority.

        "Record Date" shall mean the date set by Parent as the record date.

        "Registration Statements" shall have the meaning set forth in
Section 6.1(b).
--------------

        "Representative" shall have the meaning set forth in Section 9.6(a).
                                                             --------------

        "SEC" shall mean the U.S. Securities and Exchange Commission.

        "Securities Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

        "Securities Act" shall mean the United States Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

        "Subordinated Lenders" shall have the meaning set forth in
Section 4.11.
------------

        "Subordinated Loan Agreement" shall have the meaning set forth in
Section 4.11.
------------

        "Support Agreement" means the Support Agreement to be entered into at the Closing between Parent, Newco II and the Shareholders who are holders of Class A Special Shares.

        "Tax Goals" shall have the meaning set forth in Section 6.11(b).
                                                        ---------------

        "Third-Party Claim" shall have the meaning set forth in Section 9.2(a).
                                                                --------------

        "Transaction Expenses" shall have the meaning set forth in
Section 5.9.
-----------

        "Unanimous Shareholders Agreement" shall mean the Unanimous Shareholders Agreement dated as of the 1st day of November, 1998 among Imperial Capital Limited, a corporation incorporated under the laws of Ontario, the J.L.R. Family Trust, an inter vivos trust duly formed and organized the laws of Ontario, the Paisley Family Trust, an inter vivos trust duly formed and organized under the laws of Ontario, Cold Trust, Global Investment Trust, Freezer Trust, Storage Trust, Directory Trust and Publisher Trust, inter vivos trusts duly formed and organized under the laws of Barbados, Canterbury Mezzanine Capital, L.P. and Canterbury Detroit Partners, L.P., limited partnerships formed under the laws of Delaware, and YPtel Corporation, a corporation incorporated under the laws of Canada, as amended to date.

        "Valu" shall mean, collectively, Valu-line of Louisiana, Inc. and Valu-line of Longview, Inc.

        "Web" shall have the meaning set forth in Recital E hereof.

        "Web YP Agreement" shall mean that certain Acquisition Agreement dated as of June 3, 1999 by and among Parent, ACG Acquisition VI Corp., Web, Richard O'Neal and Dick Reid.

        "Worldpages" shall have the meaning set forth in Recital E hereof.

        "YPTI Certificate of Preferred Stock Designation" shall have the meaning set forth in Section 1.1(e).
                     --------------

        "YPTI Consideration" shall have the meaning set forth in Section
                                                                 -------
1.2(d).
------

        "YPTI Preferred Stock" shall have the meaning set forth in
Section 1.1(e).
--------------

        "YPTI Recapitalization" shall have the meaning set forth in
Section 1.1(e).
--------------








              [SIGNATURES ON FOLLOWING PAGES]

             [Signature pages to the YPTel Agreement]

        IN WITNESS WHEREOF, Parent,, the Company, the Shareholders, the ICL Principals and ICL have caused this Agreement to be signed by their duly authorized respective officers, if appropriate, all as of the date first written above.

                       ADVANCED COMMUNICATIONS GROUP, INC.


                       By:
                          ---------------------------------------------
                          James F. Cragg
                          Title: President and Chief Operations Officer


                       YPTEL CORPORATION

                       By:
                          ---------------------------------------------
                          Douglas G. McIntyre
                          Title: President and Chief Executive Officer


                       SHAREHOLDERS OF YPTEL CORPORATION

                       By: Imperial Capital Limited as attorney-in-fact


                       By:
                          ---------------------------------------------
                       Title:
                             ------------------------------------------


                       THE J.L.R. FAMILY TRUST, by its trustees

                       By:
                          ---------------------------------------------
                          Jeffrey L. Rosenthal, as trustee and with no
                          personal liability


                          ---------------------------------------------
                          Maxwell Gotlieb, as trustee and with no
                          personal liability


                       THE PAISLEY FAMILY TRUST

                       By:
                          ---------------------------------------------
                          Stephen D. Lister, as trustee and with no
                          personal liability


                          ---------------------------------------------
                          Maxwell Gotlieb, as trustee and with no
                          personal liability


                       ------------------------------------------------
                       Edward Truant


                       ------------------------------------------------
                       Douglas G. McIntyre

                       COLD TRUST


                       By:
                          ---------------------------------------------
                                                 , as trustee and with
                          no personal liability



                          ---------------------------------------------
                                                 , as trustee and with
                          no personal liability


                       GLOBAL INVESTMENT TRUST


                       By:
                          ---------------------------------------------
                                                 , as trustee and with
                          no personal liability



                          ---------------------------------------------
                                                 , as trustee and with
                          no personal liability


                       FREEZER TRUST


                       By:
                          ---------------------------------------------
                                                 , as trustee and with
                          no personal liability



                          ---------------------------------------------
                                                 , as trustee and with
                          no personal liability


                       STORAGE TRUST


                       By:
                          ---------------------------------------------
                                                 , as trustee and with
                          no personal liability



                          ---------------------------------------------
                                                 , as trustee and with
                          no personal liability

                       DIRECTORY TRUST


                       By:
                          ---------------------------------------------
                                                 , as trustee and with
                          no personal liability



                          ---------------------------------------------
                                                 , as trustee and with
                          no personal liability



                       PUBLISHER TRUST


                       By:
                          ---------------------------------------------
                                                 , as trustee and with
                          no personal liability



                          ---------------------------------------------
                                                 , as trustee and with
                          no personal liability

                       IMPERIAL CAPITAL LIMITED, a corporation
                       incorporated under the law of the Providence of Ontario


                       By:
                          ---------------------------------------------

                       Title:
                             ------------------------------------------

                  [YPtel Acquisition Agreement]





        The terms and provisions of Sections 5.11 and 8.2 of this
                                    ---------------------
Agreement are hereby acknowledged and agreed to by each of Web YP, Inc., Richard L. Reid (as a Web shareholder), Richard O'Neal (as a Web shareholder), Big Stuff, Inc., Richard L. Reid (as a Big Stuff shareholder) and Richard O'Neal (as a Big Stuff shareholder).


                       WEB YP, INC.


                       By:
                          ---------------------------------------------

                          Title:


                       ------------------------------------------------
                       RICHARD L. REID (as a Web shareholder)



                       ------------------------------------------------
                       RICHARD O'NEAL (as a Web shareholder)


                       BIG STUFF, INC.


                       By:
                          ---------------------------------------------

                          Title:


                       ------------------------------------------------
                       RICHARD L. REID (as a Big Stuff shareholder)



                       ------------------------------------------------
                       RICHARD O'NEAL (as a Big Stuff shareholder)

                        EXHIBIT "A"

                   LIST OF SHAREHOLDERS
                   --------------------

ARTICLE I - THE TRANSACTIONS                                 2
   1.1   Transactions Prior to Closing: Corporate            2
         ----------------------------------------
   1.2   Transactions Simultaneous with Closing              3
         --------------------------------------
   1.3   Closing                                             3
         -------
   1.4   Parent Name Change and Directors                    4
         --------------------------------
   1.5   Tax Deferred Exchange                               4
         ---------------------
   1.6   Taking of Necessary Action; Further Action          4
         ------------------------------------------
   1.7   Due Diligence Review                                5
         --------------------
   1.8   Aggregate Issuable Parent Common Stock.             5
ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY
             AND THE ICL PRINCIPALS                          5
   2.1   Organization and Good Standing                      5
         ------------------------------
   2.2   Capitalization                                      5
         --------------
   2.3   Subsidiaries                                        6
         ------------
   2.4   Authorization; Binding Agreement                    6
         --------------------------------
   2.5   Governmental Approvals                              7
         ----------------------
   2.6   No Violations                                       7
         -------------
   2.7   Litigation                                          7
         ----------
   2.8   Absence of Certain Changes or Events                8
         ------------------------------------
   2.9   Finders and Investment Bankers                      8
         ------------------------------
   2.10  Contracts                                           8
         ---------
   2.11  Liabilities                                         8
         -----------
   2.12  Real Estate                                         8
         -----------
   2.13  Corporate Records                                   9
         -----------------
   2.14  Labor Matters                                       9
         -------------
   2.15  Tax                                                 9
         ---
   2.16  PCP Acquisition Agreement                           9
         -------------------------
   2.17  Knowledge                                           9
         ---------
ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PARENT      10
   3.1   Organization and Good Standing                     10
         ------------------------------
   3.2   Capitalization                                     10
         --------------
   3.3.  Subsidiaries                                       10
         ------------
   3.4   Authorization; Binding Agreement                   11
         --------------------------------
   3.5   Governmental Approvals                             11
         ----------------------
   3.6   No Violations                                      11
         -------------
   3.7   Securities Filings and Litigation                  11
         ---------------------------------
   3.8   Parent Financial Statements                        12
         ---------------------------
   3.9   Absence of Certain Changes or Events               12
         ------------------------------------
   3.10  Compliance with Laws                               12
         --------------------
   3.11  Permits                                            12
         -------
   3.12  Finders and Investment Bankers                     12
         ------------------------------
   3.13  Contracts                                          13
         ---------
   3.14  Corporate Records                                  13
         -----------------
ARTICLE IV - ADDITIONAL COVENANTS OF THE COMPANY AND
             THE ICL PRINCIPALS                             13
   4.1   Notification of Certain Matters                    13
         -------------------------------
   4.2   Access and Information                             13
         ----------------------
   4.3   [Reserved]                                         14
         ----------
   4.4   Reasonable Best Efforts                            14
         -----------------------
   4.5   Compliance                                         14
         ----------

   4.6   Benefit Plans                                      14
         -------------
   4.7   Tax Opinion Certification                          14
         -------------------------
   4.8   Reserved                                           14
         --------
   4.9   Shareholders Agreement and Voting Trust Agreements 14
         --------------------------------------------------
   4.10  Transfer Restrictions                              15
         ---------------------
   4.11  Subordinated Loan Agreement                        16
         ---------------------------
   4.12  Conduct of Business of Parent and the Parent
         --------------------------------------------
         Subsidiaries                                       16
         ------------
   4.13  Affiliate Agreements                               16
         --------------------
ARTICLE V - ADDITIONAL COVENANTS OF PARENT                  17
   5.1   Conduct of Business of Parent and the Parent
         --------------------------------------------
         Subsidiaries                                       17
         ------------

   5.2   Notification of Certain Matters                    17
         -------------------------------
   5.3   Access and Information                             17
         ----------------------
   5.4   Compliance                                         17
         ----------
   5.5   SEC and Shareholder Filings                        17
         ---------------------------
   5.6   Tax Treatment                                      18
         -------------
   5.7   Reasonable Best Efforts                            18
         -----------------------
   5.8   Employee Benefit Plans                             18
         ----------------------
   5.9   Expenses                                           18
         --------
   5.10  Sale of CLEC Operations                            18
         -----------------------
   5.11  Indemnification and Insurance                      19
         -----------------------------
ARTICLE VI - ADDITIONAL COVENANTS OF THE PARENT, THE
             COMPANY AND THE SHAREHOLDERS                   20
   6.1   Registration Rights and Stock Restriction
         -----------------------------------------
         Agreement                                          20
         ---------
   6.2   [Reserved]                                         21
         ----------
   6.3   [Reserved]                                         21
         ----------
   6.4   Legal Requirements                                 21
         ------------------
   6.5   Exchange and Voting Trust Agreement                21
   6.6   Public Announcements                               21
         --------------------
   6.7   Conduct of Business Prior to Closing Date          21
         -----------------------------------------
   6.8   No Solicitation of Acquisition Proposal            24
         ---------------------------------------
   6.9   [Reserved]                                         25
         ----------
   6.10  Confidentiality                                    25
         ---------------
   6.11  Tax Goals                                          25
         ---------
   6.12  Capital Stock and Derivative Securities            26
         ---------------------------------------
ARTICLE VII - CONDITIONS TO CLOSING                         26
   7.1   Conditions to Obligations of Each Party to Closing 26
         --------------------------------------------------
   7.2   Additional Conditions to Obligations of
         ---------------------------------------
         Shareholders and Company                           28
         ------------------------
   7.3   Additional Conditions to the Obligations of Parent 29
         --------------------------------------------------
   ARTICLE VIII- TERMINATION AND ABANDONMENT                31
   8.1   Termination                                        31
         -----------
   8.2   Termination Fees and Rights                        32
         ---------------------------
   8.3   Procedure Upon Termination                         33
         --------------------------

ARTICLE IX - SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
INDEMNIFICATION                                             33
   9.1   Indemnification by the ICL Principals              33
         -------------------------------------
   9.2   Method of Asserting Claims                         33
         --------------------------
   9.3   Third Party Claims                                 34
         ------------------
   9.4   Survival                                           35
         --------
   9.5   Limitations                                        35
         -----------
   9.6   The Representative                                 35
         ------------------
   9.7   Indemnification by the Parent                      36
         -----------------------------

ARTICLE X - AMENDMENT AND WAIVER                            37
   10.1  Amendment                                          37
         ---------
   10.2  Extension; Waiver                                  37
         -----------------
ARTICLE XI - GENERAL PROVISIONS                             37
   11.1  Notices                                            37
         -------
   11.2  Interpretation                                     38
         --------------
   11.3  Counterparts                                       38
         ------------
   11.4  Entire Agreement; Assignment                       38
         ----------------------------
   11.5  Severability                                       38
         ------------
   11.6  Other Remedies                                     38
         --------------
   11.7  Governing Law                                      39
         -------------
   11.8  Rules of Construction                              39
         ---------------------
   11.9  Limitation on Liability of Trustee                 39
         ----------------------------------
ARTICLE XII - DEFINITIONS                                   39
   12.1  Definitions                                        39
         -----------


                       EXHIBIT LIST
                       ------------



Exhibit A   List of Shareholders


                       SCHEDULE LIST
                       -------------

Schedule 2.1        List of the jurisdictions of incorporation or
                    organization and qualification or license of Company
                    and the Subsidiaries
Schedule 2.2        Transfer restrictions
Schedule 2.3(a)     Outstanding capital stock or other interest held by
                    Company
Schedule 2.3(b)     Restrictions on outstanding capital stock
Schedule 2.3(c)     List of irrevocable proxies, voting agreements or
                    similar obligations with respect to capital stock
Schedule 2.5        Governmental Authorities
Schedule 2.6        Required consents
Schedule 2.7        Litigation
Schedule 2.8        List of changes or events
Schedule 2.10       Contracts
Schedule 2.11       Liabilities
Schedule 2.12(b)    Company Real Property Leases
Schedule 2.13       Corporate Records
Schedule 3.2        Capitalization
Schedule 3.3        Subsidiaries
Schedule 3.5        Governmental Approvals
Schedule 3.7        Parent Litigation
Schedule 3.8        Parent Financial Statements
Schedule 3.9        Changes or Events
Schedule 3.13       Contracts
Schedule 6.7(b)(i)  Company Options
Schedule 6.7(b)(ii) Parent Options
Schedule 6.7(e)     Sale or Encumbrances
Schedule 9.1(b)     Shares Not Included as Payment for Indemnification
Obligation of IPL   Principals